UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SANGUI BIOTECH INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Colorado (State of Incorporation)	2834 (Primary Standard Industrial Code)	84-1330732 (IRS Employee Identification No.)

Alfred Herrhausen Str. 44, Witten Germany 58455

011-49-2302-915-200

 (Address and telephone number of registrant’s principle executive offices)

Corporation Service Company

1560 Broadway Ste 2090

Denver, CO 80202

 (866) 403-5272

(Name, address, and telephone number of agent for service)

Copies to:

George G. Chachas, Esq.

J. Anthony Rolfe, Esq.

Chachas Law Group P.C.

11682 El Camino Real, Suite 100

San Diego, CA 92130

(858) 925-6400

And additionally to:

Sangui Biotech International, Inc.

PO Box 832

352 S 200 W #3

Farmington, Utah 84025

(801) 928-8266

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Common Stock, no par value	30,000,000	$0.065	$1,950,000	$226.59
Total	30,000,000	$0.065	$1,950,000	$226.59

(1) Represents the number of shares of common stock of the Registrant that we will initially put (“Put Shares”) to Tarpon Bay Partners, LLC (“Tarpon”), pursuant to an equity purchase agreement (the “Equity Purchase Agreement”) between Tarpon and the Registrant, effective on May 11, 2015.  The Equity Purchase Agreement permits the Registrant to “put” up to $5,000,000 in common stock to Tarpon.  In the event that the provisions of the Equity Purchase Agreement require the Company to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the Company will file a new registration statement to register those additional shares.

(2) The offering price has been estimated solely for the purpose of computing the dollar value of the Purchase Shares and the registration fee of the Purchase Shares in accordance with Rule 457(c) of the Securities Act on the basis of the average of the bid and ask price of the common stock of the Company as reported on the OTCQB on June 24, 2015.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling security holder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED _______, 2015

(ii)

A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PRELIMINARY PROSPECTUS

Subject to completion, dated ______, 2015

SANGUI BIOTECH INTERNATIONAL, INC.

30,000,000 SHARES OF COMMON STOCK

This prospectus relates to the offer and resale of up to 30,000,000 shares of our common stock, no par value per share, by the selling security holder, Tarpon Bay Partners, LLC, a Florida limited liability company (“Tarpon”).  All of such shares represent shares that Tarpon has agreed to purchase if put to it by us pursuant to the terms of the Equity Purchase Agreement we entered into with them on May 11, 2015, subject to the volume limitations and other limitations in the Equity Purchase Agreement.  Subject to the terms and conditions of the Equity Purchase Agreement, which we refer to in this prospectus as the “Equity Purchase Agreement,” we have the right to “put,” or sell, up to $5,000,000 worth of shares of our common stock to Tarpon.

For more information on selling security holder, please see the section of this prospectus entitled “Selling Security Holder” beginning on page 17.

We will not receive any proceeds from the resale of these shares of common stock offered by Tarpon.  We will, however, receive proceeds from the sale of shares directly to Tarpon pursuant to the Equity Purchase Agreement.  When we put an amount of shares to Tarpon, the per share purchase price that Tarpon will pay to us in respect of the put will be determined in accordance with the formula set forth in the Equity Purchase Agreement.  There will be no underwriter’s discounts or commissions so we will receive all of the proceeds of our sale to Tarpon.

We may draw down pursuant to the Equity Purchase Agreement periodically during the Term (a “Draw Down”) by delivering to Tarpon a written notice (a “Draw Down Notice”) requiring Tarpon to purchase a dollar amount in shares of common stock (a “Draw Down Amount”). Tarpon has committed to purchase up to $5,000,000 worth of shares of our common stock over a period of time terminating on the earlier of: (i) 36 months from the effective date of the registration statement filed in connection with the Equity Purchase Agreement; or (ii) the date on which Tarpon has purchased shares of our common stock pursuant to the Equity Purchase Agreement for an aggregate maximum purchase price of $5,000,000.  In no event may the shares issuable pursuant to a Draw Down Notice, when aggregated with the shares then held by Tarpon on the date of the Draw Down, exceed 9.99% of the Company’s outstanding common stock.

(iii)

The purchase price per share of common stock purchased under the Equity Purchase Agreement will equal 90% of the lowest closing price during the Valuation Period (the “Purchase Price”). On the date that a Draw Down Notice is delivered to Tarpon, we are required to deliver an estimated amount of shares to Tarpon’s brokerage account equal to 125% of the Draw Down Amount indicated in the Draw Down Notice divided by the closing price of our common stock for the trading day immediately prior to the date of the Draw Down Notice (“Estimated Shares”). The Valuation Period will begin the first trading day after the Estimated Shares have been delivered to Tarpon’s brokerage account and have been cleared for trading, and terminates ten days thereafter. At the end of the Valuation Period, if the number of Estimated Shares delivered to Tarpon is greater than the shares issuable pursuant to a Draw Down, then Tarpon is required to return to us the difference between the Estimated Shares and the actual number of shares issuable pursuant to the Draw Down. If the number of Estimated Shares is less than the shares issuable under the Draw Down, then we are required to issue additional shares to Tarpon equal to the difference; provided that the number of shares to be purchased by Tarpon may not exceed the number of such shares that, when added to the number of shares of our common stock then beneficially owned by Tarpon, would exceed 9.99% of the outstanding number of shares of our common stock.

 We will specify in each Draw Down Notice a minimum threshold market price under which no shares may be sold (the “Floor Price”). The Floor Price shall not be less than 80% of the average of the closing trade prices for the ten (10) trading days ending immediately prior to delivery of the Draw Down Notice.  In the event that during a Valuation Period, the closing bid price on any trading day is below the Floor Price (the “Low Bid Price”), Tarpon is under no obligation to purchase and we are under no obligation to sell 1/10th of the Draw Down Amount for each such trading day, and the Draw Down Amount will be adjusted accordingly.  In the event that during a Valuation Period there exists a Low Bid Price for any three trading days then our obligation to sell and Tarpon’s obligation to purchase  the Draw Down Amount under a Draw Down Notice will terminate on such third trading day (the “Termination Date”) and the Draw Down Amount shall be adjusted to include only 1/10th of the initial Draw Down Amount for each day during the Valuation Period prior to the Termination Date that the bid price equals or exceed the Low Bid Price.

Tarpon may sell any shares offered under this prospectus at prevailing market prices or privately negotiated prices.  Tarpon is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of our common stock under the Equity Purchase Agreement.  For more information, please see the section of this prospectus titled “Plan of Distribution” beginning on page 18.

Our common stock is quoted on the OTCQB under the symbol “SGBI.” The closing price of our stock on May 13, 2015, was $0.10 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with different information from that contained in this prospectus.  Tarpon is offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.  This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful.  Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

We will pay all the expenses incidental to the registration of the shares; however, we will not pay for sales commissions or other expenses applicable to the sale of our common stock registered hereunder.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

(iv)

The securities offered in this prospectus involve a high degree of risk. You should carefully consider the matters set forth in “Risk Factors” on page 4 of this prospectus in determining whether to purchase our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is ______, 2015

(v)

TABLE OF CONTENTS

This prospectus is part of a registration statement we filed with the SEC.  Under this registration process, Tarpon Bay Partners, LLC may, from time to time, offer and sell up to 30,000,000 shares of our common stock, as described in this prospectus, in one or more offerings.  This prospectus provides you with a general description of the securities offered.  You should read this prospectus carefully before making an investment decision.

(vi)

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, regarding our company that include, but are not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by us. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “potential,” “believes,” “seeks,” “hopes,” “estimates,” “should,” “may,” “will,” “with a view to” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict.

These forward-looking statements involve various risks and uncertainties. Although we believe our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and other sections in this prospectus. You should read this prospectus and the documents we refer to thoroughly with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance.

This prospectus may contain statistical data we obtained from various publicly available government publications and industry-specific third party reports.  Statistical data in these publications also include projections based on a number of assumptions.  The markets for our products may not grow at the rate projected by market data, or at all.  The failure of these markets to grow at the projected rates may have a material adverse effect on our business and the market price of our securities.  In addition, the rapidly changing nature of our customers’ industries results in significant uncertainties in any projections or estimates relating to the growth prospects or future condition of our markets.  Furthermore, if any one or more of the assumptions underlying the market data is later found to be incorrect, actual results may differ from the projections based on these assumptions.  You should not place undue reliance on these forward-looking statements.

Unless otherwise indicated, information in this prospectus concerning economic conditions and our industry is based on information from independent industry analysts and publications, as well as our estimates. Except where otherwise noted, our estimates are derived from publicly available information released by third party sources, as well as data from our internal research, and are based on such data and our knowledge of our industry, which we believe to be reasonable.  None of the independent industry publication market data cited in this prospectus was prepared on our or our affiliates’ behalf.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents we refer to in this prospectus and have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect.

(vii)

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the section entitled “Risk Factors” and our consolidated financial statements and the related notes. In this prospectus, unless otherwise noted, we refer to Sangui Biotech International, Inc. as “Sangui,” “SGBI,” “our Company,” the “Company,” “we,” “us,” and “our.”

Our Company

Sangui BioTech, Inc. (“SBT”) was incorporated in Delaware on August 2, 1996 and began operations in October of 1996.  Shortly after the formation of SBT, the shareholders of SanguiBioTech AG (“Sangui GmbH”) and GlukoMediTech AG (“Gluko AG”) agreed to a share swap in which all of the outstanding shares held by the shareholders would be exchanged for shares of SBT, thereby making Sangui GmbH and Gluko AG wholly owned subsidiaries of SBT.  In August 1997, Citadel Investment System, Inc., a publicly owned Colorado corporation (“Citadel”), acquired one hundred percent (100%) of the outstanding common shares of Sangui BioTech, Inc., and as a result, Sangui BioTech, Inc. became a wholly owned subsidiary of Citadel.  Thereafter, Citadel changed its name to Sangui BioTech International, Inc. (the “Company” or “SGBI”).

Until the end of our fiscal year 2003, SGBI's business operations were conducted through the wholly owned subsidiaries.  During the first quarter of the 2003 fiscal year, SBT sold its assets, and commenced a wind-down of its U.S. business operations.  SBT was merged with and into SGBI effective December 31, 2002.  Gluko AG was merged with Sangui GmbH effective as of June 30, 2003.

Sangui GmbH, the only remaining subsidiary of SGBI, develops hemoglobin-based artificial oxygen carriers for use as blood additives, blood volume substitutes and variant products thereof.  Sangui GmbH has also developed an anti-aging cosmetic and a number of related products aimed at improving oxygen supply to the skin.  Enhanced oxygen supply is the key to improved wound healing; therefore the Company has extended its product portfolio to contain wound sprays, wound pads and other wound management products.  The facilities for Sangui GmbH are located on the premises of the Forschungs-und Entwicklungszentrum of the University of Witten/Herdecke, in Witten Germany.

We presently maintain our principal United States offices at 352 S 200 W, Ste #3, Farmington, Utah 84025. Our telephone number is 801-928-8266.  Our corporate internet address is http://www.sanguibiotech.com.  The reference to our website is an inactive textual reference only and is not a hyperlink.  The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our common stock.

Overview of our Business

Our mission is the development of novel and proprietary pharmaceutical, medical and cosmetic products. We develop our products through our German subsidiary, Sangui GmbH.  Currently, we are seeking to market and sell our products through partnerships with industry partners worldwide.

Our focus has been the development of oxygen carriers capable of providing oxygen transport in humans in the event of acute and/or chronic lack of oxygen due to arterial occlusion, anemia or blood loss whether due to surgery, trauma, or other causes, as well as in the case of chronic wounds.  We have thus far focused our development and commercialization efforts on such artificial oxygen carriers by reproducing and synthesizing polymers out of native hemoglobin of defined molecular sizes.  In addition, we have developed external applications of oxygen transporters in the medical and cosmetic fields in the form of sprays for the healing of chronic wounds and of gels and emulsions for the regeneration of the skin.  We also market a wound dressing that shows outstanding properties in the support of wound healing, which we call Chitoskin.

SanguiBioTech GmbH holds the distribution rights for our Chitoskin wound pads in the European Union and various other countries.  A European patent has been granted for the production and use of Chitoskin wound pads.

Our current key business focuses are: (a) selling our existing cosmetics and wound management products through distribution partners, or by way of direct sale, to end users; (b) identifying additional industrial and distribution partners for our patents, production techniques, and products; and, (c) obtaining the additional certifications on our products in development.

SanguiBioTech GmbH is ISO 9001:2000 (General Quality Management System) and ISO 13485:2003 (Quality Management System Medical Products) certified, and is subject to audits on a regular basis.

About This Offering

On May 11, 2015, we entered into an “Equity Purchase Agreement” with Tarpon Bay Partners, LLC, a Florida limited liability company (“Tarpon”).  Subject to the terms and conditions of the Equity Purchase Agreement we have the right to “put,” or sell, up to $5,000,000 worth of shares of our common stock to Tarpon.   As a condition for the execution of the Equity Purchase Agreement, we issued Tarpon a promissory note in the principal amount of $50,000, maturing on November 30, 2015, as a commitment fee.

We will not receive any proceeds from the resale of these shares of common stock offered by Tarpon.  We will, however, receive proceeds from the sale of shares directly to Tarpon pursuant to the Equity Purchase Agreement.  When we put an amount of shares to Tarpon, the per share purchase price that Tarpon will pay to us in respect of the put will be determined in accordance with the formula set forth in the Equity Purchase Agreement.  There will be no underwriter’s discounts or commissions so we will receive all of the proceeds of our sale to Tarpon.

We may draw pursuant to the terms of the Equity Purchase Agreement periodically during the Term (a “Draw Down”) by delivering to Tarpon a written notice (a “Draw Down Notice”) requiring Tarpon to purchase a dollar amount in shares of common stock (a “Draw Down Amount”). Tarpon has committed to purchase up to $5,000,000 worth of shares of our common stock over a period of time terminating on the earlier of: (i) 36 months from the effective date of the registration statement filed in connection with the Equity Purchase Agreement; or (ii) the date on which Tarpon has purchased shares of our common stock pursuant to the Equity Purchase Agreement for an aggregate maximum purchase price of $5,000,000.  In no event may the shares issuable pursuant to a Draw Down Notice, when aggregated with the shares then held by Tarpon on the date of the Draw Down, exceed 9.99% of the Company’s outstanding common stock.

The purchase price per share of common stock purchased under the Equity Purchase Agreement will equal 90% of the lowest closing price during the Valuation Period (the “Purchase Price”). On the date that a Draw Down Notice is delivered to Tarpon, we are required to deliver an estimated amount of shares to Tarpon’s brokerage account equal to 125% of the Draw Down Amount indicated in the Draw Down Notice divided by the closing price of our common stock for the trading day immediately prior to the date of the Draw Down Notice (“Estimated Shares”). The Valuation Period will begin the first trading day after the Estimated Shares have been delivered to Tarpon’s brokerage account and have been cleared for trading, and terminates ten days thereafter. At the end of the Valuation Period, if the number of Estimated Shares delivered to Tarpon is greater than the shares issuable pursuant to a Draw Down, then Tarpon is required to return to us the difference between the Estimated Shares and the actual number of shares issuable pursuant to the Draw Down. If the number of Estimated Shares is less than the shares issuable under the Draw Down, then we are required to issue additional shares to Tarpon equal to the difference; provided that the number of shares to be purchased by Tarpon may not exceed the number of such shares that, when added to the number of shares of our common stock then beneficially owned by Tarpon, would exceed 9.99% of the outstanding number of shares of our common stock.

 We will specify in each Draw Down Notice a minimum threshold market price under which no shares may be sold (the “Floor Price”). The Floor Price shall not be less than 80% of the average of the closing trade prices for the ten (10) trading days ending immediately prior to delivery of the Draw Down Notice.  In the event that during a Valuation Period, the closing bid price on any trading day is below the Floor Price (the “Low Bid Price”), Tarpon is under no obligation to purchase and we are under no obligation to sell 1/10th of the Draw Down Amount for each such trading day, and the Draw Down Amount will be adjusted accordingly.  In the event that during a Valuation Period there exists a Low Bid Price for any three trading days then our obligation to sell and Tarpon’s obligation to purchase  the Draw Down Amount under a Draw Down Notice will terminate on such third trading day (the “Termination Date”) and the Draw Down Amount shall be adjusted to include only 1/10th of the initial Draw Down Amount for each day during the Valuation Period prior to the Termination Date that the bid price equals or exceed the Low Bid Price.

Tarpon may sell any shares offered under this prospectus at prevailing market prices or privately negotiated prices.  Tarpon is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of our common stock under the Equity Purchase Agreement.  For more information, please see the section of this prospectus titled “Plan of Distribution” beginning on page 18.

Our common stock is quoted on the OTCQB under the symbol “SGBI.” The closing price of our stock on May 13, 2015, was $0.10 per share.

THE OFFERING

Common stock offered by Tarpon	30,000,000 shares of Common Stock

Common stock currently outstanding	148,103,056 shares

Common stock outstanding after offering	178,103,056 shares

Percentage of Outstanding Common stock being Offered	9.9%

Dividend Policy	We do not anticipate paying dividends on our common stock in the foreseeable future.
Use of Proceeds

We will not receive any of the proceeds from the sale of shares of common stock by the selling security holder or from the sale of shares of common stock by Tarpon.  However, we will receive proceeds from the sale of our common stock to Tarpon pursuant to the Equity Purchase Agreement.  The proceeds from our exercise of the Put Right pursuant to the Equity Purchase Agreement will be used for repayment of liabilities, the preclinical testing phase of our Hb-Polymers, and working capital.

OTCQB Trading Symbol	SGBI

RISK FACTORS

Investment in our common stock involves significant risk. You should carefully consider the information described in the following risk factors, together with the other information appearing elsewhere in this prospectus, before making an investment decision regarding our common stock. If any of the events or circumstances described in these risks actually occur, our business, financial conditions, results of operations and future growth prospects would likely be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or a part of your investment in our common stock.

The risks and uncertainties described below are not the only ones facing the company, and there may be additional risks that are not presently known or are currently deemed immaterial. All of these risks may impair business operations.

The Company's present and proposed business operations will be highly speculative and subject to the same types of risks inherent in any new or unproven venture, as well as risk factors particular to the industries in which it will operate, as well as other significant risks not normally associated with investing in equity securities of United States companies, among other things, those types of risk factors outlined below.

Risks Related to Our Business

Global economic crisis could result in decreases in customer spending

We operate in competitive and evolving markets locally, nationally and globally.  These markets are subject to rapid technological change and changes in demand.  In seeking market acceptance, we will encounter competition from many sources, including other well-established and dominant larger providers.  Many of these competitors have substantially greater financial, marketing and other resources than does Sangui. Our revenue could be materially adversely affected if we are unable to compete successfully with these other providers.  The current economic climate has resulted in a decrease in customer spending.

There is uncertainty relating to the ability of the Company to enforce its rights under agreements

Many of our agreements are with foreign entities and are governed by the laws of foreign jurisdictions.  If a partner breaches an agreement, then we will incur the additional costs of determining our rights and obligations under the agreement, under applicable foreign laws, and enforcing the agreement in a foreign jurisdiction.  We also may face practical difficulties in enforcing any of our rights in such jurisdictions.  We may not be able to enforce such rights or in the alternative may determine that it would be too costly to enforce such rights.

The Company may be subject to other third-party intellectual property rights claims

Companies in our industry often own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights.  As we face increasing competition, the possibility of intellectual property rights claims against us grows. Our technologies may not be able to withstand third-party claims or rights against their use. Intellectual property claims, whether having merit or otherwise, could be time consuming and expensive to litigate or settle and could divert management resources and attention.  If litigation is successfully brought by a third party against the Company in respect of intellectual property, we may be required to cease distributing or marketing certain products or obtain licenses from the holders of the intellectual property at material cost, redesign affected products in such a way as to avoid infringing intellectual property rights, any or all of which could materially adversely affect our business, financial condition and results of operations.  If those intellectual property rights are held by a competitor, we may be unable to obtain the intellectual property at any price, which could also adversely affect our competitive position.  An adverse determination could also prevent us from offering its products.  Any of these results could harm the Company’s business, financial condition and results of operations.

Licenses and Consents

The utilization or other exploitation of the products and services developed by our Company or its subsidiary may require us to obtain licenses or consents from the producers or other holders of patents, trademarks, copyrights or other similar rights (Intellectual Property). In the event we are unable, if so required, to obtain any necessary license or consent on terms which we consider to be reasonable, we may be required to cease developing, utilizing, or exploiting products or technologies affected by those Intellectual Property rights. In the event we are challenged by the holders of such Intellectual Property rights, there can be no assurance that we will have the financial or other resources to defend any resulting legal action, which could be significant.

Technological Factors

The market for our products and technology is characterized by rapidly changing technology, which could result in product obsolescence or short product life cycles. Similarly, the industry is characterized by continuous development and introduction of new products and technology to replace outdated products and technology. Accordingly, the ability of us to compete will be dependent upon the ability to provide new and innovative products and technology. There can be no assurance that competitors will not develop technologies or products that render the proposed products and technology obsolete or less marketable. We will be required to adapt to technological changes in the industry and develop products and technology to satisfy evolving industry or customer requirements, any of which could require the expenditure of significant funds and resources, and we do not have a source or commitment for any such funds and resources. Development efforts relating to the technological aspects of the various products and technologies to be developed are not substantially completed. Accordingly, we will continue to refine and improve those products and technologies. Continued refinement and improvement efforts remain subject to the risks inherent in new product development, including unanticipated technical or other problems, which could result in material delays in product commercialization or significantly increased costs. In addition, there can be no assurance that those products and technologies will prove to be sufficiently reliable or durable in wide spread commercial application. The products or technologies to be developed will be the result of significant efforts, which may result in errors that become apparent subsequent to widespread commercial utilization. In such event, we would be required to modify such products or technologies and continue with additional research and development, which could delay our plans and cause us to incur additional cost.

The Company is subject to foreign business, political and economic disruption risks

We contract with various entities around the world.  As a result, we are exposed to foreign business, political and economic risks, which could adversely affect our financial position and results of operations, including:

•

difficulties in managing relationships from abroad;

•

political and economic instability;

•

less developed infrastructures in some emerging economies and countries;

•

susceptibility to business interruption in foreign areas due to war, terrorist attacks, medical epidemics, changes in political regimes, and general interest rate and currency instability;

•

exposure to possible litigation or claims in foreign jurisdictions; and,

•

competition from foreign-based providers and the existence of protectionist laws and business practices that favor such providers.

Early stage of the Company and its products

We have generated limited revenue from operations, and may not generate any significant or sufficient revenue from its current operations to continue future operations.  A very limited number of products are currently in the marketplace.  However, to achieve profitable operations, either alone or with others, we must successfully initiate and maintain sales and distribution of our products.  The time frame necessary to achieve market success for any individual product is uncertain.  There can be no assurance that our efforts will be successful, or that any of the our products will prove to meet the anticipated levels of approval or effectiveness, or that we will be able to obtain and sustain customer as well as distribution approval.

Our results can also be affected by the ability of competition to introduce new products that have advantages over our own, or the competition's ability to adjust its pricing to reduce any competitive advantage we may have.  Results will also be affected by strategic decisions made by the management regarding product volume, mix, and timing of orders received during operations.  See “Description of Business.”

Uncertainty of future profitability

We will require the commitment of substantial resources to increase its advertising, marketing and distribution of its existing products.  While we believe that the additional advertising, marketing and distribution will further enhance our profitability, there can be no assurance our products will meet the expectations and effectiveness required to be competitive in the market place, and that we will enter into arrangements for commercialization, market our products successfully, or achieve customer acceptance.

Future capital requirements; uncertainty of future funding

Substantial expenditures will be required to enable us to conduct existing product research, manufacturing, marketing and distribution of our products and Intellectual Property.  We may need to raise additional capital to facilitate growth and support its longterm manufacturing, and marketing programs.  We have no established bank-financing arrangements and until we have sufficient assets, capital, and inventory or accounts receivable, it is not anticipated that we will secure any bank financing in the near future.  Therefore, it is likely that we may need to seek additional financing through subsequent future public or private sales of its securities, including equity securities.  We may also seek funding for the manufacturing, and marketing of its products through strategic partnerships and other arrangements with corporate partners.  There can be no assurance, however, that such collaborative arrangements or additional funds will be available when needed, or on terms acceptable to the Company, if at all.  Any such additional financing may result in significant dilution to existing stockholders.  If adequate funds are not available, we may be required to curtail one or more of our programs.  Our future cash requirements will be affected by the revenue generated from the sale of our products, the costs of production and marketing, as well as relationships with corporate partners, changes in the focus and direction of our programs, competitive and technological advances, and other factors.

Substantial Doubt that the Company Can Continue as a Going Concern

We expects to continue to incur significant capital expenses in pursuing our business plan to market our products and expand our product line, while obtaining additional financing through stock offerings or other feasible financing alternatives. In order for us to continue its operations at its existing levels, we will require significant additional funds over the next twelve months. Therefore, we are dependent on funds raised through equity or debt offerings.  Additional financing may not be available on terms favorable to the Company, or at all. If these funds are not available, we may not be able to execute our business plan or take advantage of business opportunities. The ability to obtain such additional financing and to achieve our operating goals is uncertain. In the event that we can not obtain additional capital or are not able to increase cash flow through the increase of sales, there is a substantial doubt of our being able to continue as a going concern.

Future Capital Needs and Uncertainty of Additional Funding

We believe that our cash position is insufficient to cover its financing requirements for the current fiscal year, and anticipate that substantial funds will be required in order to enact our development plans. We will require additional cash for: (i) payment of increased operating expenses; (ii) payment of development expenses; and (iii) further implementation of its business strategies. Such additional capital may be raised by additional public or private financing, as well as borrowings and other resources. To the extent that additional capital is received by the sale of equity or equity-related securities, the issuance of such securities will result in dilution to our shareholders. There can be no assurance that additional funding will be available on favorable terms, if at all. We may also seek arrangements with collaborative partners in order to gain additional funding, marketing assistance or other contributions. However, such arrangements may require us to relinquish rights or reduce its interests in certain of our technologies or product candidates. The inability to access the capital markets or obtain acceptable financing could have a material adverse effect on the results of operations and financial condition of the Company. Moreover, if funds are not available from any sources, we may not be able to continue to operate.

Dependence on others; manufacturing capabilities and limited distribution capabilities

An important element of our strategy for the marketing and release of its products is to enter into various arrangements with distribution and retail partners.  The success and commercialization of our products will be dependent, in part, upon our ability to enter into such arrangements and upon the ability of these third parties to perform their responsibilities.  Although we believe that parties to any such arrangements would have an economic motivation to succeed in performing their contractual responsibilities, the amount and timing of resources to be devoted to these activities may not be within the control of the Company.  There can be no assurance that any such arrangements will be available on terms acceptable to us, if any at all, and that such parties will perform their obligations as expected, or that any revenue will be derived from such arrangements.  If we are not able to enter into such arrangements, we could encounter delays in introducing our products into the market.  See “Business.”

We may be dependent on other manufacturers for the production and manufacturing of certain products.  In the event that we are unable to obtain or retain the necessary manufacturers’ products on acceptable terms, we may not be able to continue to commercialize and market our products as planned.  The manufacture of our products will be subject to current good manufacturing practices (“GMP”) requirements prescribed by the Company in order to meet the specifications and other standards prescribed by us to satisfy the anticipated and appropriate levels of effectiveness when in use.  There can be no assurance that we will be able to i) obtain adequate supplies of its products in a timely fashion at acceptable quality and prices, ii) enter into arrangements for the manufacture of its products with manufacturers whose facilities and procedures comply with our GMP or other regulatory requirements, iii) or that manufacturers will continue to comply with such standards, or iv) that such manufacturers will be able to adequately supply us with our product needs.  Our dependence upon others for the manufacture of its proposed products may adversely affect the Company's ability to develop and deliver products on a timely and competitive basis.

In addition, we do not now have, nor does we have current plans to acquire or obtain, the facilities, or personnel necessary to conduct our own full-scale distribution of its products.  Consequently, we will have to rely on existing commercial distribution channels for the sale of our products.  There can be no assurance that we will be able to secure sufficient distribution of any of its products on acceptable terms.

Changes of prices for products

While the prices of our products are projected to be in line with those from market competitors, there can be no assurance that they will not decrease in the future.  Competition may cause us to lower prices in the future.  Moreover, it is difficult to raise prices even if internal costs increase.

Creditworthiness of distributors is an ongoing concern

We may not always be able to collect all of the funds owed to us by our distributors.  Some distributors may experience financial difficulties which may adversely impact our collection of accounts receivable.

C Corporation tax status

We are presently a C Corporation under the Internal Revenue Code of 1986.  All items of income and loss of the Company are taxed first at the corporate level and any dividends distributed to shareholders are taxed at the shareholder level as well.

Limited current sales and marketing capability

While we do not have key personnel with experience in sales, marketing and distribution to market its products, we must either retain and hire the necessary personnel to distribute and market our products or enter into collaborative arrangements or distribution agreements with third parties who will market such products or develop their own marketing and sales force with technical expertise and supporting distribution capability.  There can be no assurance that we will be able to retain or hire the personnel with sufficient experience and knowledge to distribute and market our products or be able to enter into collaborative or distribution arrangements or develop our own sales force, or that such sales and marketing efforts, including the efforts of the companies with which we have entered into collaborative agreements, will be successful.

We incur significant costs as a result of our operating as a public company and our management is required to devote substantial time to new compliance initiatives.

As a public company with substantial operations, we incur increased legal, accounting and other expenses. The costs of preparing and filing annual, quarterly and current reports, proxy statements and other information with the SEC and furnishing audited reports to shareholders is time-consuming and costly.

It will also be time-consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. Certain members of our management have limited or no experience operating a company whose securities are listed on a national securities exchange or with the rules and reporting practices required by the federal securities laws and applicable to a publicly traded company. We will need to recruit, hire, train and retain additional financial reporting, internal control and other personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications required by the Sarbanes-Oxley Act.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately. Any inability to report and file our financial results accurately and timely could harm our business and adversely affect the trading price of our common stock.

We are required to establish and maintain internal controls over financial reporting and disclosure controls and procedures and to comply with other requirements of the Sarbanes-Oxley Act and the rules promulgated by the SEC. At present, we have instituted internal controls, but it may take time to implement them fully as a newly public company. Our management, including our Chief Executive Officer and Chief Financial Officer, cannot guarantee that our internal controls and disclosure controls and procedures will prevent all possible errors. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the company have been detected. These inherent limitations include the possibility that judgments in decision-making can be faulty and subject to simple error or mistake. Furthermore, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, a control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

Dependence on Key Personnel

Our future success will depend on the service of our key scientific personnel and, additionally, our ability to identify, hire and retain additional qualified personnel. There is intense competition for qualified personnel in this industry and there can be no assurance that we will be able to attract and retain personnel necessary for the development of the business. Because of the intense competition, there can be no assurance that we will be successful in adding technical personnel if needed to satisfy our staffing requirements. Failure to attract and retain key personnel could have a material adverse effect on the Company.

The Company and its subsidiary are dependent on the efforts and abilities of their senior management. The loss of various members from management could have a material adverse effect on the business and our prospects. There can be no assurance that upon the departure of key personnel from our business, or that of our subsidiary, that a suitable replacement will be available.

Conflicts of Interest; Related Party Transactions

The possibility exists that we may acquire or merge with a business or company in which the Company's executive officers, directors, beneficial owners or their affiliates may have an ownership interest. Although there is no formal bylaw, stockholder resolution or agreement authorizing any such transaction, corporate policy does not forbid it and such a transaction may occur if management deems it to be in the best interests of the Company and its stockholders, after consideration of all factors. A transaction of this nature would present a conflict of interest to those parties with a managerial position and/or an ownership interest in both the Company and the acquired entity, and may compromise management's fiduciary duties to the Company's stockholders. An independent appraisal of the acquired company may or may not be obtained in the event a related party transaction is contemplated. Furthermore, because management and/or beneficial owners of the Company's common stock may be eligible for finder's fees or other compensation related to potential acquisitions by the Company, such compensation may become a factor in negotiations regarding such potential acquisitions. It is the Company's intention that all future transactions be entered into on such terms as if negotiated at arm’s length, unless the Company is able to receive more favorable terms from a related party.

Market Acceptance

There can be no assurance that our products and technologies will achieve a significant degree of market acceptance, and that acceptance, if achieved, will be sustained for any significant period or that product life cycles will be sufficient (or substitute products developed) to permit us to achieve or sustain market acceptance which could have a material adverse effect on the business, financial condition, and results of operations.

Government Regulation; No Assurance of Product Approval

The clinical testing, manufacture, promotion, and sale of biotechnology and pharmaceutical products are subject to extensive regulation by numerous governmental authorities in the United States, principally the Federal Drug Administration (FDA), and corresponding state and foreign regulatory agencies prior to the introduction of those products. Management believes that many of the potential products will be regulated by the FDA, subject to the then current regulations of the FDA. Other federal and state statutes and regulations may govern or influence the testing, manufacture, safety, effectiveness, labeling, storage, record-keeping, approval, advertising, distribution and promotion of certain products developed. Non-compliance with applicable requirements can result in, among other things, fines, injunctions, seizure of products, suspensions of regulatory approvals, product recalls, operating restrictions, re-labeling costs, delays in sales, cessation of manufacture of products, the imposition of civil or criminal sanctions, total or partial suspension of product marketing, failure of the government to grant pre-market approval, withdrawal of marketing approvals and criminal prosecution.

The FDA's requirements include lengthy and detailed laboratory and clinical testing procedures, sampling activities and other costly and time-consuming procedures. In particular, human therapeutic products are subject to rigorous pre-clinical and clinical testing and other approval requirements by the FDA, and corresponding agencies in other countries. Although the time required for completing such testing and obtaining such approvals is uncertain, satisfaction of these requirements typically takes a number of years and varies substantially based on the type, complexity and novelty of each product. Neither us nor our subsidiary can accurately predict when product applications or submissions for FDA or other regulatory review may be submitted. Management has no experience in obtaining regulatory clearance on these types of products. The lengthy process of obtaining regulatory approval and ensuring compliance with applicable law requires the expenditure of substantial resources. Any delays or failure by us or our subsidiary to obtain regulatory approval and ensure compliance with appropriate standards could adversely affect the commercialization of such products, the ability of us to earn product or royalty revenue, and our results of operations, liquidity and capital resources.

Pre-clinical testing is generally conducted in laboratory animals to evaluate the potential safety and effectiveness of a drug. The results of these studies are submitted to the FDA, which must be approved before clinical trials can begin. Typically, clinical evaluation involves a time consuming and costly three-phase process. In Phase I, clinical trials are conducted with a small number of subjects to determine the early safety profile, the pattern of drug distribution and metabolism. In Phase II, clinical trials are conducted with groups of patients afflicted with a specific disease in order to determine preliminary efficacy, optimal dosages and expanded evidence of safety. In

Phase III, large-scale, multi-center, comparative trials are conducted with patients afflicted with a target disease in order to provide enough data to demonstrate the efficacy and safety required by the FDA. The FDA closely monitors the progress of each of the three phases of clinical trials and may, at its discretion, re-evaluate, alter, suspend or terminate the testing based upon the data which have been accumulated to that point and its assessment of the risk/benefit ratio to the patient.

Clinical trials and the marketing and manufacturing of products are subject to the rigorous testing and approval processes of the FDA and foreign regulatory authorities. The process of obtaining FDA and other required regulatory approvals is lengthy and expensive. There can be no assurance we will be able to obtain the necessary approvals to conduct clinical trials for the manufacturing and marketing of products, that all necessary clearances will be granted to us or one of our licensors for future products on a timely basis, or at all, or that FDA review or other actions will not involve delays adversely affecting the marketing and sale of the products. In addition, the testing and approval process with respect to certain new products which we may seek to introduce is likely to take a substantial number of years and involve the expenditure of substantial resources. There can be no assurance that pharmaceutical products currently in development will be cleared for marketing by the FDA. Failure to obtain any necessary approvals or failure to comply with applicable regulatory requirements could have a material adverse effect on the business, financial condition or results of operations. Further, future government regulation could prevent or delay regulatory approval of the products.

There can be no assurance as to the length of the clinical trial period or the number of patients the FDA will require to be enrolled in the clinical trials in order to establish the safety and effectiveness of the products. We may encounter significant delays or excessive costs in our efforts to secure necessary approvals, and regulatory requirements are evolving and uncertain. Future United States or foreign legislative or administrative acts could also prevent or delay regulatory approval of the products. If commercial regulatory approvals are obtained, they may include significant limitations on the indicated uses for which a product may be marketed. In addition, a marketed product is subject to continual FDA review. Later discovery of previously unknown problems or the failure to comply with the applicable regulatory requirements may result in restrictions on the marketing of a product, or even the removal of the product from the market, as well as possible civil or criminal sanctions. Failure to obtain marketing approval for any of our products under development on a timely basis, or FDA withdrawal of marketing approval once obtained, could have a material adverse effect on the business, financial condition and results of operations.

Any party that manufactures therapeutic or pharmaceutical products is required to adhere to applicable standards for manufacturing practices and to engage in extensive record keeping and reporting. Any of the manufacturing facilities are subject to periodic inspection by state and federal agencies, including the FDA and comparable agencies in foreign countries.

The effect of governmental regulation may be to delay the marketing of new products for a considerable period of time, to impose costly requirements on the activities or to provide a competitive advantage to other companies that compete with us. There can be no assurance that FDA or other regulatory approval for any products developed by us will be granted on a timely basis, if at all or, if granted, that compliance with regulatory standards will be maintained. Adverse clinical results by our products could have a negative impact on the regulatory process and timing. A delay in obtaining, or failure to obtain, regulatory approvals could preclude or adversely affect the marketing of products and the liquidity and capital resources. The extent of potentially adverse governmental regulation that might result from future legislation or administrative action cannot be predicted.

Additionally, we will be subject to regulatory authorities in Germany and other countries governing clinical trials and product sales. Even if FDA approval is obtained, approval of a product by the comparable regulatory authorities of other countries must be obtained prior to the commencement of marketing the product in those countries. The approval process varies from country to country and the time required may be longer or shorter than that required for FDA approval. The foreign regulatory approval process includes all of the risks associated with obtaining FDA approval set forth above, and approval by the FDA does not ensure approval by the health authorities of any other country. There can be no assurance that any foreign regulatory agency will approve any product submitted for review.

We are subject to various federal, state and local laws, regulations and recommendations relating to safe working conditions, laboratory and manufacturing practices, the experimental use of animals and the use and disposal of hazardous or potentially hazardous substances, including radioactive compounds and infectious disease agents, used in connection with its research work. The extent and character of governmental regulation that might result from future legislation or administrative action cannot be accurately predicted.

Intense Competition

Competition in the biotechnology, pharmaceutical and cosmetic industries is intense and is expected to increase. In the field of medical and cosmetic products we, and our subsidiary, compete directly with the research departments of biotechnology and pharmaceutical companies, chemical companies and, possibly, joint collaborations between chemical companies and research and academic institutions. Management is aware that other companies and businesses have developed and are in the process of developing technologies and products, which may be competitive with the products and technologies developed and offered by us. Eventually, this might include the field of blood additives where there is no known direct competition at present. The biotechnology and pharmaceutical industries continue to undergo rapid change. There can be no assurance that competitors have not or will not succeed in developing technologies and products that are more effective than any which have been or are being developed by us or which would render our technology and products obsolete. Many of our competitors have substantially greater experience, financial and technical resources and production, marketing and development capabilities than us. Accordingly, certain of those competitors may succeed in obtaining regulatory approval for products more rapidly or effectively.

Uncertainties Associated With Patents and Proprietary Rights

Our success may depend in part on the ability to obtain patents for our technologies and products, if any, resulting from the application of such technologies, to defend patents once obtained and to maintain trade secrets, both in the United States and in foreign countries.

Our success will also depend on avoiding the infringement of patents issued to competitors. There can be no assurance that we will be able to obtain patent protection for products based upon the technology. Moreover, there can be no assurance that any patents issued will not be challenged, invalidated or circumvented or that the rights granted there under would provide competitive advantages to us. Litigation, which could result in substantial cost may be necessary to enforce the patent and license rights or to determine the scope and validity of our and others' proprietary rights.

Due to the length of time and expense associated with bringing new products through development and the length of time required for the governmental approval process, the biotechnology and pharmaceutical industries have traditionally placed considerable importance on obtaining and maintaining patent and trade secret protection for significant new technologies, products and processes. The enforceability of patents issued to biotechnology and pharmaceutical firms can be highly uncertain. U.S. Federal court decisions establishing legal standards for determining the validity and scope of patents in the field are in transition. In addition, there can be no assurance that patents will be issued or, if issued, any such patents will afford us protection from infringing patents granted to others.

A number of biotechnology and pharmaceutical companies, and research and academic institutions, have developed technologies, filed patent applications or received patents on various technologies that may be related to our business. Some of these technologies, applications or patents may conflict with our technologies. Such conflicts could also limit the scope of the patents, if any, that we may be able to obtain or result in the denial of our patent applications.

Many of our competitors are, have, or are affiliated with companies having, substantially greater resources than us, and such competitors may be able to sustain the costs of complex patent litigation to a greater degree and for longer periods of time than us. Uncertainties resulting from the initiation and continuation of any patent or related litigation could have a material adverse effect on the ability of us to compete in the marketplace pending resolution of the disputed matters. Moreover, an adverse outcome could subject us to significant liabilities to third parties and require us to license disputed rights from third parties or cease using the technology. In the event that third parties have or obtain rights to intellectual property or technology used or needed by us, there can be no assurance that any licenses would be available or would be available on terms reasonably acceptable to us.

We may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we have taken steps to protect their unpatented trade secrets and technology, in part through the use of confidentiality agreements with their employees, consultants and certain of its contractors, there can be no assurance that: (i) these agreements will not be breached; (ii) we would have adequate remedies for any breach; or (iii) our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

Risk of Product Liability; Potential Unavailability of Insurance

Our business will expose it to potential product liability risks that are inherent in the testing, manufacturing and marketing of human pharmaceutical and therapeutic products. We do not currently have product liability insurance, and there can be no assurance that we will be able to obtain or maintain such insurance on acceptable terms or, if obtained, that such insurance will be adequate to cover potential product liability claims or that a loss of insurance coverage or the assertion of a product liability claim or claims would not materially adversely affect the business, financial condition and results of operations.  We face an inherent business risk of exposure to product liability and other claims in the event that the development or use of its technology or products is alleged to have resulted in adverse effects. Such risk exists even with respect to those products that are manufactured in licensed and regulated facilities or that otherwise possess regulatory approval for commercial sale. There can be no assurance that we will avoid significant product liability exposure.

While we have taken, and will continue to take, what it believes are appropriate precautions, there can be no assurance that it will avoid significant liability exposure. An inability to obtain product liability insurance at acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of products developed. A product liability claim could have a material adverse effect on the business, financial condition and results of operations.

Uncertainties Relating to Pricing and Third-Party Reimbursement

Our operating results may depend in part on the availability of adequate reimbursement for our products from third-party payers, such as government entities, private health insurers and managed care organizations. Third-party payers are increasingly seeking to negotiate the pricing of medical services and products. In some cases, third-party payers will pay or reimburse a user or supplier of a product for only a portion of the purchase price of the product.  In the case of the products, payment or reimbursement by third-party payers of only a portion of the cost of such products could make such products less attractive, from a cost perspective, to users, suppliers and physicians. There can be no assurance that reimbursement, if available, will be adequate. Moreover, some products may not be of the type generally eligible for third-party reimbursement. If adequate reimbursement levels are not provided by government entities or other third-party payers for the products, the business, financial condition and results of operations would be materially adversely affected. A number of legislative and regulatory proposals aimed at changing the United States’ health care system have been proposed in recent years. While we cannot predict whether any such proposals will be adopted, or the effect that any such proposal may have on its business, such proposals, if enacted, could have a material adverse effect on the business, financial condition or results of operations.

Risk of Product Recall; Product Returns

Product recalls may be issued at our discretion, the FDA or other government agencies having regulatory authority for product sales and may occur due to disputed labeling claims, manufacturing issues, quality defects or other reasons. No assurance can be given that product recalls will not occur in the future. Any product recall could materially adversely affect the business, financial condition or results of operations. There can be no assurance that future recalls or returns would not have a material adverse effect upon the business, financial condition and results of operations.

Risks of International Sales and Operations

Our results of operations are subject to fluctuations in the value of the Euro against the U.S. Dollar due to our German subsidiary. Although management will monitor exposure to currency fluctuations, there can be no assurance that exchange rate fluctuations will not have a material adverse effect on the results of operations or financial condition. In the future, we could be required to sell its products in other currencies, which would make the management of currency fluctuations more difficult and expose us to greater risks in this regard.

Our products will be subject to numerous foreign government standards and regulations that are continually being amended. Although we will endeavor to satisfy foreign technical and regulatory standards, there can be no assurance that our products will comply with foreign government standards and regulations, or changes thereto, or that it will be cost effective for us to redesign its products to comply with such standards or regulations. The inability of us to design or redesign products to comply with foreign standards could have a material adverse effect on our business, financial condition and results of operations.

Lack of Commercial Manufacturing and Marketing Experience

We have not yet manufactured products in commercial quantities. The Company and its manufacturing contractors and partners will be engaged in manufacturing pharmaceutical products which will be subject to stringent regulatory requirements. No assurance can be given that we, on a timely basis, will be able to make the transition from manufacturing clinical trial quantities to commercial production quantities successfully or be able to arrange for contract manufacturing. The Company and our subsidiary have no experience in the sales, marketing and distribution of products. There can be no assurance that we will be able to establish sales, marketing and distribution capabilities or make arrangements with collaborators, licensees or others to perform such activities or that such effort will be successful.

The manufacture of the products involves a number of steps and requires compliance with stringent quality control specifications imposed by us and by the FDA or similar regulatory bodies under the law of the respective countries. Moreover, our products can only be manufactured in a facility that has undergone a satisfactory inspection by the FDA. For these reasons, we would not be able to quickly replace its manufacturing capacity if one of our manufacturing contractors or partners were unable to use their manufacturing facilities as a result of a fire, natural disaster, equipment failure or other difficulty, or if such facilities are deemed not in compliance with the FDA's Good Manufacturing Practice (GMP) requirements and the non-compliance could not be rapidly rectified. The inability or reduced capacity to manufacture their products would have a material adverse effect on our business and results of operations.

We have entered and may enter into arrangements with contract manufacturing companies to expand its production capacities in order to satisfy requirements for its products, or to attempt to improve manufacturing efficiency. If we choose to contract for manufacturing services and encounters delays or difficulties in establishing relationships with manufacturers to produce, package and distribute its finished products, clinical trials, market introduction and subsequent sales of such products would be adversely affected. Further, contract manufacturers must also operate in compliance with the FDA's GMP requirements; failure to do so could result in, among other things, the disruption of product supplies.

Currently, we have our products manufactured by contract manufacturers in Germany. No assurance can be given, that these vendors will be willing or able to produce the products in the required quality or quantities or at prices which will enable us to sell the end products as requested by its customers.

Risks resulting from investing and financing activities

We may from time to time in the ordinary course of business carry out certain investing or financing transactions including extending loans to non-related third parties or the purchase of treasury stocks. Such transactions are subject to certain risks including but not limited to the inability of borrowers to redeem interest and principal of such loans, the inability of the company to capitalize on collaterals provided by the borrowers if any, or the devaluation of the treasury stock. In the event that one or more of these risks actually occur, the company may be confronted with the situation that it in turn may not be able to refinance its ongoing operations.

Hazardous Materials and Environmental Matters

Our research and development processes involve the controlled storage, use and disposal of hazardous materials. We are subject to federal, state and local laws and regulations governing the use, generation, manufacturing, storage, handling, and disposal of such materials and certain waste products. Although we do not currently manufacture commercial quantities of its product candidates, we produce limited quantities of such products for our clinical trials or comparable testing and we may eventually intend to manufacture commercial quantities of our products. Although we have passed the ISO 9001:2000 (General Quality Management System) and ISO 13485:2003 (Quality Management System Medical Products) audits, and obtained the respective certifications, and although we believe that our safety procedures for handling and disposing of such materials comply with the standards prescribed by such laws and regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, we could be held liable for any damages that result, and any such liability could exceed our resources. There can be no assurance that we will not be required to incur significant costs to comply with current or future environmental laws and regulations nor that the operations, business or assets will not be materially or adversely affected by current or future environmental laws or regulations.

Fluctuations in Foreign Currency Exchange Rates could have an Adverse Impact.

Because a portion of our total income is derived from international operations that are conducted in foreign currencies, changes in value of these foreign currencies relative to the US dollar may affect our results of operation and financial position. If for any reason exchange or price controls or other restriction on the conversion of foreign currencies were imposed, our business could be adversely affected.

Risks Related to Our Securities

Trading and limited market

At the present time, the Company’s common stock is traded on the OTCQB under the symbol SGBI.  There is currently a limited public market for the Common Stock and there can be no assurance that an active trading market will develop or, if one does develop, that it will be maintained.  However, should such a market arise, the possibility or actual sale into the market of shares of the Company's Common Stock as permitted under Rule 144 of the Securities Act of 1933 may adversely affect prevailing market prices, if any, for the Company's Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.  In order to qualify for unrestricted resale of Common Stock under Rule 144, certain holding periods must be met and a legal opinion setting forth the exemption from registration must be provided.  Further, there is no assurance that Rule 144 will be applicable to the Company and investors may not be able to rely on its provisions now or in the future.  In addition, sales of significant amounts of Common Stock by the Company subsequent to this offering could have an adverse effect on the market price, if any, for the Company's securities.

No dividends

No cash dividends have been paid.  Payment of dividends on the Common Stock is within the discretion of the Board of Directors, is subject to state law, and will depend upon the Company's earnings, if any, its capital requirements, financial condition and other relevant factors.

Possible volatility of stock price

The market price of the Company’s securities is likely to be highly volatile.  Factors such as the market acceptance of the Company's products, success of distribution channels or its competitors, announcements of technological innovations or new commercial products by the Company or its competitors, developments in trademark, patent or other proprietary rights of the Company or its competitors, and fluctuations in the Company's operating results may have a significant effect on the market price of the Common Stock.  In addition, the stock market has experienced and continues to experience extreme price and volume fluctuations which have affected the market price of many companies and which have often been unrelated to the operating performance of these companies.  These broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price, if a market develops, of the Common Stock.  See “Description of Capital Stock.”

We are subject to the periodic reporting requirements of the Securities Exchange Act of 1934 which require us to incur audit fees and legal fees in connection with the preparation of such reports.  These additional costs could reduce or eliminate our ability to earn a profit.

We are required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.  In order to comply with these requirements, our independent registered public accounting firm has to review our financial statements on a quarterly basis and audit our financial statements on an annual basis.  Moreover, our legal counsel will have to review and assist in the preparation of such reports.  The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys.  However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.  We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended by SEC Release 33-8889 on February 1, 2008, we were be required to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of the year ending June 30, 2014.  Furthermore, in the following year, our independent registered public accounting firm will be required to report separately on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting.  We have not yet completed any assessment of the effectiveness of our internal control over financial reporting.  We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.  During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404.  In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.  Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Management believes that these reporting obligations will increase the Company’s annual legal and accounting costs by an estimated $25,000 and $30,000, respectively.

Penny stock regulations

If the Company's stock is below $5.00 per share, or the Company does not have $2,000,000 in net tangible assets, or is not listed on an exchange or on the NASDAQ National Market System, among other conditions, the Company's shares may be subject to a rule promulgated by the Securities and Exchange Commission (the “SEC”) that imposes additional sales practice requirements on brokerdealers who sell such securities to persons other than established customers and institutional accredited investors.  For transactions covered by the rule, the brokerdealer must make a special suitability determination for the purchaser and receive the purchaser's written consent to the transaction prior to the sale.  Furthermore, if the price of the Company's stock is below $5.00, and does not meet the conditions set forth above, sales of the Company's stock in the secondary market will be subject to certain additional new rules promulgated by the SEC.  These rules generally require, among other things, that brokers engaged in secondary trading of stock provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices, and disclosure of the compensation to the brokerdealer and disclosure of the sales person working for the brokerdealer.  These rules and regulations may affect the ability of brokerdealers to sell the Company's securities, thereby limiting the liquidity of the Company's securities.  They may also affect the ability of shareholders to resell their securities in the secondary market.

Future sales of shares of our common stock by our shareholders could cause our stock price to decline.

Future sales of shares of our common stock could adversely affect the prevailing market price of our stock. If our significant shareholders sell a large number of shares, or if we issue a large number of shares, the market price of our stock could decline. Moreover, the perception in the public market that shareholders might sell shares of our stock could depress the market for our shares. If such shareholders sell substantial amounts of our common stock in the public market, such sales could create a circumstance commonly referred to as an “overhang,” in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make it more difficult for us to raise additional financing through the sale of equity or equity-related securities in the future at a time and price we deem reasonable or appropriate.

We may issue additional shares of our common stock or debt securities to raise capital or complete acquisitions, which would reduce the equity interest of our shareholders.

Although we have no commitments as of the date of this prospectus to issue our securities, we may issue a substantial number of additional shares of our common stock or debt securities to complete a business combination or to raise capital. The issuance of additional shares of our common stock may significantly reduce the equity interest of our existing shareholders and adversely affect prevailing market prices for our common stock.

Tarpon will pay less than the then-prevailing market price for our common stock.

The common stock to be issued to Tarpon pursuant to the Equity Purchase Agreement will be purchased at a 90% discount to the lowest closing price (the closing price as reported by Bloomberg LP) of the common stock for any single trading day during the five consecutive trading days immediately following the date of our notice to Tarpon of our election to put shares pursuant to the Equity Purchase Agreement.  Tarpon has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price.  If Tarpon sells the shares, the price of our common stock could decrease. If our stock price decreases, Tarpon may have a further incentive to sell the shares of our common stock that it holds.  These sales may have a further impact on our stock price.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling security holder pursuant to this prospectus. All proceeds from the sale of the shares will be for the account of the selling security holder. We have agreed to bear the expenses relating to the registration of the shares for the selling security holder.

However, we will receive proceeds from the sale of our common stock to Tarpon pursuant to the Equity Purchase Agreement.  The proceeds from our exercise of the Put Right pursuant to the Equity Purchase Agreement will be used for repayment of liabilities, the preclinical testing phase of our Hb-Polymers, and working capital.

DETERMINATION OF OFFERING PRICE

The prices at which the shares or common stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of common stock, by negotiations between the selling security holders and buyers of our common stock in private transactions or as otherwise described in “Plan of Distribution.”

DILUTION

Tarpon are offering for resale common shares issued under the Equity Purchase Agreement. To the extent such Equity Purchase Agreement shares are issued, existing shareholders will experience dilution to their ownership interests in the Company.

SELLING SECURITY HOLDER

The following table details the selling security holder, Tarpon Bay Partners, LLC (“Tarpon”), the number of shares owned by Tarpon, the sole selling stockholder.  Tarpon is deemed an underwriter and therefore this offering is also considered an indirect primary offering.  Tarpon may sell up to 30,000,000 shares, which are issuable upon the exercise of our put right with Tarpon.  Tarpon will not assign its obligations under the equity line of credit.

Shareholder and Name of Person Controlling	Amount of Sharesowned before Offering	Number of shares offered	Amount of shares owned after Offering	Percent of shares held after Offering(2)
Tarpon Bay Partners, LLC (1)					0	30,000,000	0	0%
Total	0	30,000,000	0	0%

(1)     Stephen Hicks is the manager of Tarpon and has voting and investment control.

(2)      This assumes the selling security holder sells all of its shares being offered pursuant to this prospectus .

PLAN OF DISTRIBUTION

The selling security holder of our common stock, from time to time, may sell any or all of their shares of common stock on the stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

Broker-dealers engaged by the selling security holder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

The selling security holder and any broker-dealers or agents that are involved in selling the shares of common stock are “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them is deemed to be underwriting commissions or discounts under the Securities Act. Because the selling security holder is an underwriter within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of common stock will be paid by the selling security holder and/or the purchasers. The selling security holder has represented and warranted to our company that it acquired the securities subject to this registration statement in the ordinary course of such selling security holder’s business and, at the time of its purchase of such securities such selling security holder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holder. We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling security holder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling security holder may from time to time pledge or grant a security interest in some or all of the shares owned by it, and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors-in-interest as selling security holders under this prospectus. Upon our company being notified in writing by the selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing: (i) the name of each such selling security holder and of the participating broker-dealer(s); (ii) the number of shares involved; (iii) the price at which such the shares of common stock were sold; (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and (vi) other facts material to the transaction.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling security holders or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Although Tarpon has agreed not to enter into any “short sales” of our common stock, sales after delivery of a put notice of a number of shares reasonably expected to be purchased under a put notice shall not be deemed a “short sale.” Accordingly, Tarpon may enter into arrangements it deems appropriate with respect to sales of shares of our common stock after it receives a put notice under the Equity Purchase Agreement so long as such sales or arrangements do not involve more than the number of put shares expected to be purchased by Tarpon as specified in the notice.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock.  These expenses are estimated to be $33,000, including, but not limited to, legal, accounting, printing and mailing fees.  The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

Expenses, Indemnification

We will not receive any of the proceeds from the sale of the Common Stock sold by the selling security holder and will bear all expenses related to the registration of this offering, but will not pay for any commissions, fees or discounts, if any, relating to the sale of the Common Stock sold by the selling security holder. We have agreed to indemnify the selling security holder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Supplements

In the event of a material change in the plan of distribution disclosed in this prospectus, the selling security holder will not be able to effect transactions in the shares pursuant to this prospectus until such time as a post-effective amendment to the registration statement is filed with, and declared effective by, the SEC.

Regulation M

We have informed the selling security holder that it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934 with respect to any purchase or sale of our Common Stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our Common Stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the shares or any right to purchase the shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the selling security holder and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our Common Stock except for the purpose of preventing or retarding a decline in the open market price of the Common Stock. None of these persons may affect any stabilizing transaction to facilitate any offering at the market.

We have also advised the selling security holder that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of Common Stock by the selling security holder, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling security holder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our Common Stock while the selling security holder is distributing shares covered by this prospectus. Regulation M may prohibit the selling security holder from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so under the Agreement. We have advised the selling security holder that they should consult with their own legal counsel to ensure compliance with Regulation M.

DESCRIPTION OF SECURITIES

This prospectus relates to the offer and resale of up to 30,000,000 shares of our common stock, no par value per share, by the selling stockholder, Tarpon. The following description of our securities, including all material provisions of our common stock, and provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws is only a summary. You should refer to our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, copies of which have been incorporated by reference as an exhibit to a periodic report on Form 10-Q we filed with the SEC on February 25, 2009.  The following discussion is qualified in its entirety by reference to such exhibits.

Authorized Capital Stock

The aggregate number of shares of all classes of capital stock which we have the authority to issue is 260,000,000 shares, divided into two classes as follows:

(1)

250,000,000 shares, no par value per share, designated as Common Stock; and,

(2)

10,000,000 shares of Preferred Stock, no par value per share.

The shares may be issued for money, property or services rendered and the directors may issue said shares for such consideration as in their sole discretion they shall deem reasonable.  All shares issued shall be deemed fully paid and non-assessable.

The Preferred Stock shall be classified, divided and issued in series.  Each series of Preferred Stock may be issued as determined from time to time by the directors and stated in the resolution or resolutions providing for the issuance of such stock adopted by the directors.  Each series is to be appropriately designated prior to the issue of any shares thereof by some distinguishable letter, number, or title.  The Board is vested with authority to divide the class of shares of Preferred Stock into series and to fix and determine the relative rights and preferences of the shares in respect of the following:

(A)

The number of shares to constitute such series, and the distinctive designations thereof;

(B)

The rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividends shall accrue;

(C)

Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

(D)

The amount payable upon shares in event of involuntary liquidation;

(E)

The amount payable upon shares in event of voluntary liquidation;

(F)

Sinking fund or other provisions, if any, for the redemption or purchase of shares;

(G)

The terms and conditions upon which shares may be converted, if the shares of any series are issued with the privilege of conversion;

(H)

Voting powers, if any; and,

(I)

Any other relative rights and preferences of shares of such series, including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any future series shall be subject.

If specified in the resolution of directors establishing the rights of a series of Preferred Stock, the holders of such series of Preferred Stock which may, without limiting the generality of the foregoing, be given the right, voting as a series by itself or with other series or all other series of Preferred Stock, to elect one or more directors of the corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under other circumstances and on such conditions as the directors may determine.

The directors may from time to time increase the number of shares of any series of Preferred Stock already created by providing that any unissued shares of Preferred Stock shall constitute part of such series or may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of Preferred Stock created providing that any unissued shares previously assigned to such series shall no longer constitute a part thereof.  The Board is hereby empowered to classify or reclassify any unissued Preferred Stock by fixing or altering the terms thereof in respect to the above mentioned particulars and by assigning the same to an existing or newly created series from time to time before the issuance of such stock.

Capital Stock Issued and Outstanding

As of June 15, 2015, there were issued and outstanding

•

148,103,056 shares of Common Stock;

•

No shares of Preferred Stock have been issued.

Common Stock

The holders of Common Stock are entitled to one vote per share on all matters to be voted on by holders of Common Stock. Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore. The holders of Common Stock issued and outstanding have and possess the right to receive notice of shareholders’ meetings and to vote upon the election of directors or upon any other matter as to which approval of the outstanding shares of Common Stock or approval of the common shareholders is required or requested. Subject to the preferences applicable to Preferred Stock outstanding at any time, upon liquidation of the Company, the holders of Common Stock will share pro rata in the distribution of assets.  Holders of Common Stock have no preemptive, conversion or redemption rights.

Preferred Stock

Our board of directors has the authority, within the limitations and restrictions in our amended articles of incorporation, to issue 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock, including voting rights, of the holders of our common stock. In some circumstances, this issuance could have the effect of decreasing the market price of our common stock. We currently do not have plans to issue any shares of preferred stock.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Sadler, Gibb & Associates, LLC, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Artificial Oxygen Carriers

We develop products based on polymers of purified natural porcine hemoglobin with oxygen carrying abilities that are similar to those of native hemoglobin. These are (1) oxygen carrying blood additives, and (2) oxygen carrying blood volume substitutes.

In December 1997, we decided that porcine hemoglobin should be used as the basic material for artificial oxygen carriers. In March 1999, we decided which hemoglobin hyperpolymer would go into preclinical investigation, that glutaraldehyde would be utilized as a cross linker, and further that the polymer hemoglobin be chemically masked to prevent protein interaction in blood plasma. The fine adjustment of the molecular formula of the artificial oxygen carriers - optimized for laboratory scale production - was finalized in the summer of 2000.

The experiments completed in our laboratories demonstrated that it is possible to polymerize hemoglobins isolated from porcine blood resulting in huge soluble molecules, so-called hyperpolymers. In August 2000, we finalized our work on the pharmaceutical formulation of the oxygen carrier for laboratory scale. In February 2001 a pilot production in a laboratory scale was carried out in our clean room. The resulting product was successfully applied in animal tests, moreover, single volunteers underwent pilot self-experiments.

The blood additives and blood substitute projects were halted in 2003 due to the lack of financing for the pre-clinical test phase.

During the first quarter of our 2013 financial year the European Patent Office granted a patent based on Sangui’s application (01 945 245) “Mammalian hemoglobin compatible with blood plasma, cross-linked and conjugated with polyalkylene oxides as artificial medical oxygen carriers, production and use thereof.”

During the third quarter of our 2013 financial year the company had a feasibility study prepared by external experts inquiring into market potentials and further preclinical and clinical development requirements. The study came to the conclusion that an approval of Sangui's hemoglobin hyperpolymers as a blood additive appears possible, expedient and promising.  Based on this study, the company currently is in the course of planning and preparing to enter the preclinical test phase in cooperation with professional partners specializing in the authorization of pharmaceuticals.

According to regulatory requirements, all drugs must complete preclinical and clinical trials before approval (Government Regulation; No Assurance of Product Approval, see Certain Business Risks below) and market launch. Our management believes that the European and United States FDA approval process will take at a minimum several years to complete.

During the fourth quarter of our 2013 financial year we filed a patent application aimed at significantly expanding the protection of our hemoglobin formulations. It will encompass a greater array of ischemic conditions of the human body, for instance in the case of severe dysfunctions of the lung.

During the first quarter of our 2014 financial year, we entered into an agreement with the Excellence Cluster Cardio-Pulmonary System (ECCPS), a German university research institution, aimed at carrying out a series of animal tests as part of our preparations to enter the preclinical testing of hemoglobin based artificial oxygen carriers targeting the remediation of ischemic conditions in human patients.

The necessary applications prerequisite for carrying out those animal tests were submitted to the respective Ethics Commission during the third quarter of our 2014 financial year. During the fourth quarter of our 2014 financial year we initiated a series of in-vitro-tests aimed at the characterization of hemoglobin polymers. Subsequent to the period covered by this report we obtained authority approval for ECCPS to proceed with the planned animal tests which will extend at least into the second quarter of our current financial year.

Our most promising potential product in the area of artificial oxygen carriers, the blood additive is still in an early development stage. In the pursuit of these projects we will need to obtain substantial additional capital to continue their development.

Nano Formulations for the Regeneration of the Skin

Healthy skin is supplied with oxygen both from the inside, by way of the blood circulation, as well as through diffusion from the outside. A lack of oxygen will cause degenerative alterations, ranging from premature aging, to surface damage, and even as extensive as causing open wounds. The cause for the lack of oxygen may be a part of the normal aging process, but it may also be caused by burns, radiation, trauma, or a medical condition. Impairment of the blood flow, for example caused by diabetes mellitus or by chronic venous insufficiency, can also lead to insufficient oxygen supply and the resulting skin damage.

Our nano-emulsion-based preparations have been designed to support the regeneration of the skin by improving its oxygen supply. The products were thoroughly tested by an independent research institute and received top marks for skin moisturization, and enhanced skin elasticity, respectively.

Sales of this series have remained at a low level throughout the 2014 fiscal year. It is our strategy to find industry partners ready to acquire or license this product range as a whole.

Chitoskin Wound Pads

Usually, normal (“primary”) wounds tend to heal over a couple of days without leaving scars following a certain sequence of phases. Burns and certain diseases impede the normal wound healing process, resulting in large, hardly healing (“secondary”) wounds which only close by growing new tissue from the bottom. Wound dressings serve to safeguard the wound with its highly sensitive new granulation tissue from mechanical damage as well as from infection. Using the natural polymer chitosan, our Chitoskin wound dressings show outstanding properties in supporting wound healing.

It is our strategy to find industry partners ready to acquire or license this product range as a whole.

Hemoglobin Based Wound Spray Technology

SanguiBioTech GmbH has developed a novel medical product aimed at the healing of chronic wounds. Chronic wounds are a medical problem of increasing importance as they originate from widespread risk factors such as diabetes, obesity, smoking etc. Lack of oxygen supply to the cells in the wound ground is the main reason why those wounds lose their genuine healing power. Based on its concept of artificial oxygen carriers, our Hemospray wound spray product bridges the watery wound surface and permits an enhanced afflux of oxygen to the wound ground.

In December 2010, SanguiBioTech GmbH established a joint venture company with SanderStrothmann GmbH of Georgsmarienhuette, Germany. Under the name of SastoMed GmbH this enterprise is in charge of obtaining the CE mark certification authorizing the distribution of the Hemospray wound spray in the member states of the European Union. SanguiBioTech GmbH has granted SastoMed GmbH global distribution rights. The basic terms of the pertinent licensing contract agreement are as follows:

As licensor SanguiBioTech GmbH is awarded a fixed licensing fee as a percentage of each and every external revenues incurred by SastoMed from sales of the Granulox product (based on SastoMed selling prices). The percentage ranges in the uppermost zone of what is usually granted in the pharmaceutical and medical products industries and thus well above the average licensing rate of 7.5% of sales revenues as calculated by market analysts. In addition and complementing this basic agreement the percentage will be permanently increased by one fourth of the current rate as soon as cumulated sales revenues at SastoMed will have exceeded the total of €50,000,000.

As a shareholder SanguiBioTech GmbH will benefit additionally from all future dividends to be paid by the subsidiary according to the percentage of its stake in SastoMed, which is currently 25%. Should eventually all the shares of SastoMed GmbH be sold in total to a third party, the existing licensing contract with SanguiBioTech GmbH will persist unchanged.

In September 2011, the Mexican Health Authorities registered the entire current range of Sangui developed wound management products and thus granted the authorization to apply and sell these products on a nationwide level.

On April 5, 2012, SastoMed GmbH notified SanguiBioTech GmbH that the wound spray product was granted a certification as class III medical product. The CE mark according to sections 6 and 7 of the German Medical Devices Act authorizes production, distribution and sales of the product in all member countries of the European Union. According to SastoMed GmbH, sales of the product under the brand name “Granulox” started in Germany on April 16, 2012, other markets will be addressed in due course.

In August, 2012, Sangui BioTech GmbH and SastoMed GmbH cordially adjusted the existing sales strategy. In consideration of corresponding contributions the existing licensing contract was partially complemented resulting in the following conditions: As licensor SanguiBioTech GmbH is awarded a fixed licensing fee as a percentage of each and every external revenues incurred by SastoMed from sales of the Granulox product (based on SastoMed selling prices). The percentage ranges in the uppermost zone of what is usually granted in the pharmaceutical and medical products industries. In addition and complementing this basic agreement the percentage will be permanently increased by one fourth of the current rate as soon as cumulated sales revenues at SastoMed will have exceeded the total of €50,000,000.

In December, 2012, actual distribution of the product was initiated in Mexico under the management of SastoMed GmbH and their local distribution partner Bio-Mac Pharma. International distribution has been expanded since then through cooperation agreements with local distribution partners in the Benelux countries and South Eastern Europe.

In May, 2013, the Company declared in the course of the filing of its nine month report on form 10-QSB that - according to information provided by SastoMed GmbH - it now expects the Granulox market entry phase to last longer than initially expected. No assurance can be given that based on royalty revenues the Company may reach break-even in the course of its current financial year.

Since December 2013, international distribution outside Germany was initiated in collaboration with local partners in more than 40 countries in Europe and Latin American. According to information provided by SastoMed GmbH more distribution contracts are currently being negotiated.

It has to be noted, however, that Granulox sales by our distribution joint venture SastoMed GmbH have become more volatile in the course of our 2015 financial year with a strong first quarter being followed by two weak quarters. We remain confident, however, that SastoMed will be able to considerably increase its sales along with more international markets entering actual distribution of the product.

Patents and Proprietary Rights

The Company seeks patent protection for all of its research and development, and all modifications and improvements thereto. As of June 30, 2014 SanguiBioTech GmbH had been granted 8 patents. Furthermore, it has applied for several additional patents, most of which have been filed in the United States of America (US), and as an international patent application with the European Patent Office (EP). Validation of EP patents includes Germany, France, Great Britain, Italy, and Spain. Below are listed the most important of the rights held by the Company.

1. Hemoglobin-Hyperpolymers

US 5,985,332

“Hemoglobins provided with ligands protecting the oxygen binding sites for use as artificial oxygen carriers for direct application in medicine and biology, and method for the preparation thereof” (patent granted, end of duration 2017)

US 6,956,025 EP 1 299 457

“Mammalion hemoglobin compatible with blood plasma, cross-linked and conjugated with polyalkylene oxides as artificial medical oxygen carriers, production and use thereof” (patents granted, end of duration 2020)

EP 1 249 385

“Method for the production of artificial oxygen carriers from covalently cross linking hemoglobin with improved functional properties of hemoglobin by cross-linking in the presence of chemically non-reacting effectors of the oxygen affinity of the hemoglobin” (patent granted, end of duration 2020)

US 7,005,414 EP 1 294 386

“Synthetic oxygen transport made from cross-linked modified human or porcine hemoglobin with improved properties, method for a preparation thereof from purified material and use thereof” (patents granted, end of duration 2020)

US 7,598,220	“Use of hyperpolymeric hemoglobin for treating a pulmonary edema” (patent granted, end of duration 2021)

DE 10 2013 014 651

“Zubereitungen zur verbesserten Gewebe-Oxygenierung durch peritoneale Beatmung” (patent pending) [i.e. "Formulations aimed at enhanced tissue oxygenation by peritoneal ventilation" (working translation for informational purposes only)]

Filing of international patent applications under preparation.

2. Wound Management

EP 1 485 120

“Use of one or more natural or modified oxygen carriers, devoid of plasma and cellular membrane constituents, for externally treating open, in particular chronic wounds” (patent granted, end of duration 2022)

EP 1 696 971	“Therapeutically active wound dressings, production thereof, and use of the same” (patent granted, end of duration 2023)

3. Cosmetics

EP 1 513 492

“Microemulsions having a binary phase differentiability and active substance differentiability, the production thereof and their use, particularly for the topical supply of oxygen” (patent granted, end of duration 2022)

Manufacturing, Marketing and Distribution

Manufacturing, marketing and distribution are not core competencies of the company. It is our strategy, therefore to outsource such business processes to external partners. In selecting and mandating them special attention is being paid to their experience, reputation and standing including the required quality management systems and certifications.

Research and Development

Research and development are charged to operations as they are incurred. Legal fees and other direct costs incurred in obtaining and protecting patents are expensed as incurred. Research and development costs totaled $543,071 and $65,010 during the fiscal years ended June 30, 2014 and 2013, respectively.

Government Regulation

Sangui BioTech International, Inc. and its former United States subsidiaries are and were subject to governmental regulation under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act, and other similar laws of general application, as to all of which we believe we and our subsidiaries were in material compliance.

Although it is believed that we and our former United States subsidiaries have been in material compliance with all applicable governmental and environmental laws, rules, regulations and policies, and although no government concerns were put forward during the operation of or after the closing of the US operations, there can be no assurance that the business, financial condition, and our results of operations of and those of our subsidiaries will not be materially adversely affected by future government claims with regard to unlikely, but not impossible, infringements on these or other laws resulting from our former United States operations.

Additionally, the clinical testing, manufacture, promotion and sale of a significant majority of the products and technologies, if those products and technologies are to be offered and sold in the United States, are subject to extensive regulation by numerous governmental authorities in the United States, principally the Federal Drug Administration (FDA), and corresponding state regulatory agencies. To the extent those products and technologies are to be offered and sold in markets other than the United States, the clinical testing, manufacture, promotion and sale of those products and technologies will be subject to similar regulation by corresponding foreign regulatory agencies. In general, the regulatory framework for biological health care products is more rigorous than for non-biological health care products. Generally, biological health care products must be shown to be safe, pure, potent and effective. There are numerous state and federal, foreign and international statutes and regulations that govern or influence the testing, manufacture, safety, effectiveness, labeling, storage, record keeping, approval, advertising, distribution and promotion of biological health care products. Non-compliance with applicable requirements can result in, among other things, fines, injunctions, seizures of products, total or partial suspension of product marketing, and failure of the government to grant pre-market approval, withdrawal of marketing approvals, product recall and criminal prosecution.

Competition

The market for our products and technologies is highly competitive, and we expect competition to increase. Experiments and clinical testing in the field of artificial oxygen carriers are being carried out by Alliance Pharmaceutical Corp. of San Diego, California. In the fields of anti-aging and anti-cellulite cosmetics, all major cosmetic vendors are actively marketing proprietary formulations. Leading wound management product providers include Johnson & Johnson, Bristol-Myers Squibb, Coloplast A/S of Denmark as well as BSNmedical, a former part of Beiersdorf AG.

Dependence on Major Customers

As of June 30, 2014 and June 30 2013, the majority of revenues and trade receivables were generated and due by SastoMed GmbH, as licensee of the global distribution rights of the Sangui developed wound spray technology.

Human Resources

We consider our relations with our employees to be favorable. As of June 30, 2014 the Company, and our subsidiary, had one fulltime employee, who was not involved in research and development. For management, research and development purposes, the Company has consulting arrangements with five individuals and one related entity.

Dividends

We anticipate that we will use any funds available to finance our growth and that we will not pay cash dividends to stockholders in the foreseeable future.

Reports to Security Holders

Copies of our reports, as filed with the Securities and Exchange Commission, are available and may be viewed as filed at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington D.C. 20549 or by calling 1-800-SEC-0330. Additionally they can be accessed and downloaded via the internet at http://www.sec.gov/cgi-bin/srch-edgar by simply typing in “Sangui Biotech International” or via the web links at the corporate website http://www.sanguibiotech.com.

DESCRIPTION OF PROPERTY

The Company leases its office and laboratory facilities and is housed in approximately 8,600 square feet based in the Forschungs-und Entwicklungszentrum of the University Witten/Herdecke, Germany. Rent expense was approximately $67,417 and $63,836 during the years ended June 30, 2014 and 2013, respectively.

LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding. No federal, state or local governmental agency is presently contemplating any proceeding against the Company. No director, executive officer or affiliate of the Company or owner of record or beneficially of more than five percent of the Company's common stock is a party adverse to the Company or has a material interest adverse to the Company in any proceeding.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

As of June 30, 2014, our common stock was traded on the OTCQB Venture Marketplace under the symbol SGBI as well as on the OTC markets of the Berlin and Hamburg-Hanover stock exchanges in Germany.

The following table sets forth the high and low closing prices for shares of SGBI common stock for the fiscal periods noted, as reported by OTCQB. Quotations reflect inter-dealer prices, without retail mark-up, markdown or commissions and may not represent actual transactions.

	Common StockClosing Prices (US$)
	High	Low
2014
Quarter ended September 2013	$0.23	$0.10
Quarter ended December 2013	0.29	0.15
Quarter ended March 2014	0.22	0.12
Quarter ended June 2014	0.16	0.11

2013
Quarter ended September 2012	$0.55	$0.30
Quarter ended December 2012	0.45	0.28
Quarter ended March 2013	0.65	0.21
Quarter ended June 2013	0.98	0.05

In addition to freely tradable shares, SGBI has numerous shares of common stock outstanding that could be sold pursuant to Rule 144. In general, under Rule 144, subject to the satisfaction of certain other conditions, a person, including one of our affiliates, who has beneficially owned restricted shares of common stock for at least one year is entitled to sell, in certain brokerage transactions, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or the average weekly trading volume during the four calendar weeks immediately preceding the sale. A person who presently is not and who has not been an affiliate for at least three months immediately preceding the sale and who has beneficially owned the shares of common stock for at least six months is entitled to sell such shares under Rule 144 without regard to any of the volume limitations described above.

Holders

At June 1, 2015, the number of record holders of the Company's common stock was approximately 896.

Dividends

To date, we have not declared or paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings, if any, to finance the growth of our business, the board of directors has the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and any other factors that our board of directors deems relevant.

Transfer Agent and Registrar

Our transfer agent is Corporate Stock Transfer Co., Inc., whose address is 3200 Cherry Creek Dr. South, Suite 430, Denver Colorado 80209.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and related notes to the financial statements included elsewhere in this periodic report.  Some of the statements under “Management’s Discussion and Analysis,” “Description of Business” and elsewhere herein may include forward-looking statements which reflect our current views with respect to future events and financial performance. These statements include forward-looking statements both with respect to us specifically and the alternative fuels engines industry in general. Statements which include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. The safe harbor provisions of the federal securities laws do not apply to any forward-looking statements contained in this registration statement.

All forward-looking statements address such matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements you read herein reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our written and oral forward-looking statements attributable to us or individuals acting on our behalf and such statements are expressly qualified in their entirety by this paragraph.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue, expenses, and related disclosure of contingent assets and liabilities. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements. Actual results may differ from these estimates under different assumptions or conditions.

The following are our critical accounting policies:

Revenue Recognition

The Company derives revenue primarily from licensing fees on sales of its wound spray product as well as from the sale of its cosmetics products.

The wound spray technology is licensed to an entity in which the Company holds a 25 percent equity interest. The Company is presently entitled to royalties on net sales of the wound spray product. The licensing fees are invoiced on a quarterly basis and are recognized as revenues as per the quarter for which the sales were reported by the licensee.

The majority of the Company’s sales are generated via online orders, with credit card payment. The Company recognizes revenues when: (i) persuasive evidence of a sales arrangement exists, (ii) the sales terms are fixed and determinable, (iii) title and risk of loss have transferred, and (iv) collectability is reasonably assured — generally when products are shipped to the customer, except in situations in which title passes upon receipt of the products by the customer. In this case, revenues are recognized upon notification that customer receipt has occurred. The Company does not have customer acceptance provisions, but it does provide its customers a limited right of return. As warranted the Company accrues an estimated amount for sales returns and allowances at the time of sale based on its ability to estimate sales returns and allowances using historical information. Shipping and handling fees are included as part of net sales. The related freight costs and supplies associated with shipping products to customers are included as a component of cost of goods sold.

Research and Development

Research and development costs are charged to operations as they are incurred. Legal fees and other direct costs incurred in obtaining and protecting patents are expensed as incurred. Research and development costs totaled $543,071 and $65,010 during the fiscal years ended June 30, 2014 and 2013, respectively.

Foreign Currency Translation

The functional currency of the Company’s Sangui GmbH subsidiary is the local currency, the Euro. Accordingly, assets and liabilities of the subsidiary are translated into U.S. dollars at period-end exchange rates. Sales and expenses are translated at the average exchange rates in effect for the period. The resulting translation gains or losses are recorded as a component of accumulated other comprehensive income in the consolidated statement of stockholders’ equity (deficit). There were no gains or losses resulting from foreign currency transactions as of June 30, 2014 and 2013.

The exchange rates used to calculate values and results for the years ended June 30, 2014 and 2013 were as follows (USD1):

	Year-end Rates	Average Period Rates
June 30, 2014	0.7325	0.7370
June 30, 2013	0.7688	0.7732

FINANCIAL POSITION

Our current assets decreased by $262,389, or 50.2%, from June 30, 2013 to $260,589 at June 30, 2014. The decrease is primarily attributable to a cancellation of notes receivables in the amount of $352,218 during the year ended June 30, 2014 as a payment for consulting services resulting in a corresponding increase in professional fees. The consulting fees related to the testing of our Granulox product in Mexico. We believe that the testing of our products in Mexico will result in additional market penetration of the wound spray product.

Our net property and equipment decreased $449 or 100%, from June 30, 2013 to $-0- at June 30, 2014. The decrease is attributable to depreciation expense on information technology equipment.

We funded our operations primarily through sales of unregistered securities. The Company’s stockholders’ equity decreased from $296,342 at June 30, 2013 to $7,276 as of June 30, 2014. The primary reason for the decrease was the Company's issuance of common stock totaling approximately $1.3 million offset by the net loss and non controlling interests of approximately $1.6 million.

REVENUES. Revenues increased 27% to $133,470 during the year ended June 30, 2013 from $105,487 during 2013. This increase is due primarily to the income from royalties due from sales of the wound spray product. We incurred Cost of Sales totaling $793 during the 2014 fiscal year, a 93% decrease from the prior year.

RESEARCH AND DEVELOPMENT. Research and development expenses increased significantly to $543,071 during the year ended June 30, 2014 from $65,010 during the 2013 fiscal year. This increase is due to the fact that the Company expanded its R&D activities in preparing animal tests aimed at preclinical results for the internal use of its artificial oxygen carriers as well as to the purchase of a comprehensive set of clinical data.

OTHER OPERATING EXPENSES. Professional fees for 2014 increased to $650,640 from $304,021 in 2013 due to the transfer of $352,218 of notes receivable for consulting services discussed previously. However general and administrative expenses decreased by $712,893 primarily due to a one-time charge in 2013 for the value of shares issued to consultants, employees and business partners of the Company under the Long Term Incentive Plan. Overall Total Operating Expenses increased by $111,210 or 8.3%.

OTHER INCOME (EXPENSE). Other expense decreased by $765,303 from 2013 to a loss of $254,434 in 2014. The decreased loss was primarily attributable to the impairment of receivables from our joint venture in the amount of $1,040,583 as of June 30, 2013 as opposed to a loss on equity investment of $245,800 in 2014.

NET LOSS. As a result of the above and other factors, the Company's consolidated net loss attributable to common stockholders was $1,428,764 or $0.01 per common share in 2014, as compared to $2,095,494 or $0.02 per common share in 2013.

LIQUIDITY AND CAPITAL RESOURCES

For the year ended June 30, 2014, net cash used in operating activities decreased to $760,234 from $841,606 for the year ended June 30, 2013, primarily related to a decrease in impairment of related party receivable.

For the year ended June 30, 2014, net cash used in investing activities amounted to

$234,634 compared to $880,463 in 2013. This is primarily due to the extending of $910,510 in loans to related and unrelated third parties in 2013 and the investment of additional $240,260 in the Company’s subsidiary in 2014.

For the year ended June 30, 2014, net cash provided by financing activities decreased to an inflow of $924,060 from an inflow of $1,366,887 for the year ended June 30, 2013.  The decrease came about due to a reduction of shares issued for cash in 2014.

We had net working capital of $7,276 at June 30, 2014, compared to net working capital of $295,893 at June 30, 2013; the decrease is due to our issuing less common stock for cash during the year as well as to the transfer of notes receivable for consulting services as previously discussed.

The Company incurred a net loss applicable to common stockholders of $1,428,764 and used cash in operating activities of $760,234 for the year ended June 30, 2014. These and other conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company expects to continue to incur significant capital expenses in pursuing its business plan to market its products and expand its product line, while obtaining additional financing through stock offerings or other feasible financing alternatives. In order for the Company to continue its operations at its existing levels, the Company will require significant additional funds over the next twelve months. Therefore, the Company is dependent on funds raised through equity or debt offerings. Additional financing may not be available on terms favorable to the Company, or at all. If these funds are not available the Company may not be able to execute its business plan or take advantage of business opportunities. The ability of the Company to obtain such additional financing and to achieve its operating goals is uncertain. In the event that the Company does not obtain additional capital or is not able to increase cash flow through the increase of sales, there is a substantial doubt of its being able to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

While sales of our cosmetics products continued on a low level throughout our 2014 financial year, it is the core strategy of the Company to out license its technologies to industry partners. The current state of the sales efforts in particular with regard to the Granulox product distributed by our 25% joint venture SastoMed GmbH has induced management to believe that income from these agreements may be obtainable in the course of the 2014 fiscal year. However, the Company will need substantial additional funding to fulfill its business plan and the Company intends to explore financing sources for its future development activities. No assurance can be given that these efforts will be successful.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

 ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identity of directors and executive officers

The following table sets forth the names and ages of the current directors and executive officers of Sangui BioTech International, Inc., their principal offices and positions and the date each such person became a director or executive officer. Our executive officers are elected annually by the Board of Directors. Our directors serve one-year terms or until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships between any of the directors and executive officers. In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

The directors as of June 30, 2014 were as follows:

Name	Age	Position with the Company	Director Since
Hubertus Schmelz	60	Non-Executive Director	Dec 18, 2008

Joachim Fleing, Ph.D.	62	CFO	Dec 13, 2003

Thomas Striepe	51	CEO	Feb 7, 2005

None of the Directors are related to one another. None of the independent Directors has a business or professional relationship with SGBI and/or the other Directors and substantial shareholders of SGBI, except as follows:

Since July, 2002, the Company had an agreement with Joachim Fleing under which the latter serves as a communications specialist on an hourly basis. This agreement was cancelled effective February 24, 2012, and replaced by a remuneration agreement under which his services as an executive of the company will be remunerated on an hourly basis.

Since January, 2004, the subsidiary of the Company has an agreement with Hubertus Schmelz under which the latter serves as a Managing Director on an hourly basis.

The day-to-day operations of SGBI are entrusted to the Executive Directors of SGBI.

The business and working experience of the Directors and key Executive Officers of SGBI as of June 30, 2014, are set out below:

THOMAS STRIEPE, is Vice President Accounting and Controlling at Dr. Ludz GmbH, Hamburg, Germany, a financial services company. Prior to joining Dr. Ludz GmbH in 2004, he held management positions in the accounting departments of several German and international corporations. He holds an MBA of Hamburg University.

JOACHIM FLEING, PhD, is a communications specialist. His professional experience includes the position of a communications officer and the position as an account director at an international PR agency. Joachim Fleing holds a PhD of Wuppertal University as well as an Executive MBA in Accounting and Controlling of Muenster University.

HUBERTUS SCHMELZ, is the General Manager of SanguiBioTech GmbH. He was appointed to this position effective December 16, 2003. Prior to joining Sangui he acted as a legal and business consultant. During the last decade prior to 2000 he was entrusted with numerous business development projects by the German Treuhandanstalt in restructuring the economy of Eastern Germany. After having studied law he acted as legal counsel in several positions.

There are no arrangements or understandings between any of the directors or executive officers, or any other person or person pursuant to which they were selected as directors and/or officers.

Significant Employees

All but one individuals serving as scientific or administrative staff have been engaged on the basis of consulting agreements. They include non-disclosure and exclusivity sections and secure the ongoing cooperation. Key personnel the expertise and abilities of which would be difficult to replace includes Dr. Harald Poetzschke.

Directorships

No Director of the Company or person nominated or chosen to become a Director holds any other directorship in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any other company registered as an investment company under the Investment Company Act of 1940.

Family Relationships

There are no family relationships between any of the directors, officers or employees of the Company.

Involvement in Certain Legal Proceedings

During the past ten years, no present or former director, executive officer or person nominated to become a director or an executive officer of the Company has been or filed:

1.

A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.

Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i)

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)

Engaging in any type of business practice; or

(iii)

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws.

4.

Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

5.

Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i)

Any Federal or State securities or commodities law or regulation; or

(ii)

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii)

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee and Audit Committee Financial Expert

Our board of directors is comprised of three directors, none of which is an outside independent director, and as of the date hereof we have not established an audit committee.  Accordingly, our board of directors presently performs the functions that would customarily be undertaken by an audit committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than ten percent of the Company's Common Stock, to file initial reports of beneficial ownership on Form 3, changes in beneficial ownership on Form 4 and an annual statement of beneficial ownership on Form 5, with the SEC, and to furnish the Company with copies of all such forms that they have filed. Based solely on its review of the copies of such forms filed with the SEC electronically, received by the Company and representations from certain reporting persons, the Company believes that as of the date of this prospectus, all the officers, directors and more than 10% beneficial owners complied with the above described filing requirements.

Code of Ethics

Our board of directors has not adopted a code of ethics due to the fact that we presently only have three directors and we are in the development stage of our operations. We anticipate that we will adopt a code of ethics when we increase either the number of our directors and officers or the number of our employees.

Promoters and Control Persons

None.

Audit Committee and Audit Committee Financial Expert

The Company has no separately designated standing audit committee or another committee performing similar functions. The Board of Directors acts as the audit committee. None of the directors qualifies as an Audit Committee Financial Expert.

Material Changes to the Method by Which the Shareholders May Recommend Nominees to the Board of Directors

None.

Section 16 (a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than ten percent of the Company's Common Stock, to file initial reports of beneficial ownership on Form 3, changes in beneficial ownership on Form 4 and an annual statement of beneficial ownership on Form 5, with the SEC. Such executive officers, directors and greater than ten percent shareholders are required by SEC rules to furnish the Company with copies of all such forms that they have filed.

Based solely upon a review of copies of the reports filed, we believe that during the fiscal year ended June 30, 2014, all executive officers, directors and persons who own more than ten percent of the Company's Common Stock are in compliance with such regulations.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our Officers for all services rendered in all capacities to us for the fiscal periods indicated.

		Salary		Stock	Option	Total
Name and Principal Position	Year	($) (1)	Bonus ($)	Awards ($)	Awards ($)	($)
Thomas Striepe Chief Executive Officer	2014 2013	0 0	- -	- -	- -	0 0

Dr. Joachim Fleing (2) Chief Financial Officer	2014 2013	37,250 40,313	- -	- -	- -	37,250 40,313

Hubertus Schmelz(3)	2014 2013	162,832 155,199	- -	- -	- -	162,832 155,199

(1) All figures are expressed in United States Dollars (“USD”); for the German management personnel, the EURO or DM was converted to USD using the average exchange rate of the period July 1 through June 30 for each year.

(2) Compensation resulting from the communications service agreement, and the remuneration agreement, respectively. See Item 13, below.

(3) Hubertus Schmelz serves as the Chief Executive Officer of the Company’s 90% owned subsidiary.

Narrative Disclosure to Summary Compensation Table

There are no other employment contracts, compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiary, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

There are no agreements or understandings for any executive officer to resign at the request of another person. None of our executive officers acts or will act on behalf of or at the direction of any other person.

Outstanding Equity Awards at Fiscal Year-End Table and Narrative

The Company had no outstanding equity awards at fiscal year-end.

Compensation of Directors

The table below summarizes all compensation awarded to, earned by, or paid to our Directors for all services rendered in all capacities to us for the fiscal periods indicated.

	Fees Earned
	or Paid	Stock	Option
Name	in Cash ($)	Awards ($)	Awards ($)	Total ($)
Thomas Striepe	$-	$-	$-	$-

Hubertus Schmelz	$162,832	$-	$-	$162,832

Joachim Fleing	$37,250	$-	$-	$37,250

Narrative to Director Compensation Table

Directors serve in this position without compensation and there are no standard or other arrangements for their compensation. There are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company with respect to any Director that would result in payments to such person because of his or her resignation with the Company, or its subsidiary, in the event of any change in control of the Company. There are no agreements or understandings for any Director to resign at the request of another person. None of our Directors or executive officers acts or will act on behalf of or at the direction of any other person.

Other Contracts

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Securities Authorized for Issuance under Equity Compensation Plans

No securities have been authorized for issuance as part of any Equity Compensation Plan.

2004 Stock Incentive Plan

On April 28, 2004, the Company adopted the 2004 Employee Stock Incentive Plan. Under the terms of this plan the Board was authorized to issue up to 1,000,000 shares of common stock to certain eligible employees of the company or its subsidiary. All 1,000,000 shares of common stock were issued under the plan in Sangui’s 2005 and 2006 financial years.

2008 Amended and Restated Long-Term Equity Incentive Plan

On October 22, 2008 the Company adopted the 2008 Amended and Restated Long-Term Equity Incentive Plan, whereby the Board was authorized to issue up to 10,000,000 shares of common stock (including incentive stock options) to certain eligible employees, directors, and consultants of the Company or its subsidiaries. In its 2013 financial year the company issued an aggregate of 750,000 shares to one (1) individual pursuant to this plan. All shares available under the 2008 Long-Term Equity Incentive Plan had been issued by June 30, 2013.

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of June 30, 2014, certain information concerning ownership of shares of Common Stock by any person who is the beneficial owner of more than 5% of the issued and outstanding Common Stock of the Company.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Common Stock	Feedback AG Neuer Wall 54 20354 Hamburg Germany	6,578,802	4.6%

Common Stock	Hubertus Schmelz Alfred Herrhausen Street 44 58455 Witten Germany	10,702,601	7.5%

Common Stock	SanderStrothmann GmbH Brüsseler Straße 2 49124 Georgsmarienhütte Germany	9,542,874	6.7%

Security Ownership of Management

The following table sets forth, as of June 30, 2014, certain information concerning ownership of shares of Common Stock by each director of the Company and by all executive officers and directors of the Company as a group:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner(1)	Percent of Class

Common Stock	Thomas Striepe Alfred Herrhausen Street 44 58455 Witten Germany	1,350,000	0.9%

Common Stock	Hubertus Schmelz Alfred Herrhausen Street 44 58455 Witten Germany	10,702,601	7.5%

Common Stock	Dr. Joachim Fleing Am Vogelherd 43 35043 Marburg Germany	1,744,193	1.2%

Common Stock	All Officers and Directors as a Group (3 persons)	13,035,294	9.7%

Percentages are calculated on the basis of 142,300,256 shares issued on June 30, 2014.

Changes in Control

To the best of the Company’s knowledge there are no present arrangements or pledges of the Company's securities, which may result in a change in control of the Company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND CERTAIN CONTROL PERSONS

Transactions with related persons

Except as otherwise disclosed below, no Director, substantial shareholder or Executive Officer of the Company was or is an interested party in any transaction undertaken by the Company or its subsidiary within the last two years.

Consulting Contract with Joachim Fleing, PhD.

The Company signed a consulting contract with Joachim Fleing, PhD, covering certain investor relations services on July 17, 2002. When the latter was appointed a director of the company effective December 16, 2003, the Board of Directors unanimously agreed that this contract should persist. This agreement was cancelled effective February 24, 2012, and replaced by a remuneration agreement under which his services as an executive of the company will be remunerated on an hourly basis.

Parents

Not applicable.

Promoters and Control Persons

Not applicable.

Director Independence

The Board has determined that none of the Company’s Directors have met the independence requirements based upon the application of objective categorical standards adopted by the Board.  In making a determination regarding a Director’s independence, the Board considers all relevant facts and circumstances, including the Director’s commercial, banking, consulting, legal, accounting, charitable and familial relationships and such other criteria as the Board may determine from time to time.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by Chachas Law Group P.C., San Diego, California.

AVAILABLE INFORMATION

This prospectus is part of a registration statement on Form S-1 we have filed with the SEC. We have not included in this prospectus all of the information contained in the registration statement and you should refer to our registration statement and its exhibits for further information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

Our website address is www.sanguibiotech.com. The information on our website is not incorporated into this prospectus.

SANGUI BIOTECH INTERNATIONAL INC.

(Audited Financial Statements)

June 30, 2014 and 2013

CONTENTS

            Page

Report of Independent Registered Public Accounting Firm

 F-42

Consolidated Balance Sheets

F-43

Consolidated Statements of Operations

F-44

Consolidated Statements of Stockholders’ Equity

F-45

Consolidated Statements of Cash Flows

F-46

Notes to Consolidated Financial Statements

F-47

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Sangui Biotech International, Inc.

We have audited the accompanying consolidated balance sheets of Sangui Biotech International, Inc. (the Company) as of June 30, 2014 and 2013 and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sangui Biotech International, Inc. as of June 30, 2014 and 2013, and the results of their operations and cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had accumulated losses for the period from inception through June 30, 2014 which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

September 23, 2014

SANGUI BIOTECH INTERNATIONAL, INC.

Consolidated Balance Sheets

ASSETS

	June 30,	June 30,
	2014	2013
CURRENT ASSETS

Cash	$98,148	$47,764
Prepaid expenses and other assets	64,320	43,046
Tax refunds receivable	60,219	18,572
Accounts receivable	3,772	-
Related party receivables	-	38,537
Note receivable, related party	34,130	39,022
Notes receivable	-	335,588

Total Current Assets	260,589	522,529

PROPERTY AND EQUIPMENT, Net	-	449

TOTAL ASSETS	$260,589	$522,978

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable and accrued expenses	$189,342	$171,728
Related party payables	63,971	35,397
Note payable - related party	-	19,511

Total Current Liabilities	253,313	226,636

STOCKHOLDERS' EQUITY

Preferred stock, no par value; 10,000,000 shares
authorized, -0- shares issued and outstanding	-	-
Common stock, no par value; 250,000,000 shares
authorized, 142,300,256 and 132,116,857 shares
issued and 141,115,514 and 130,932,115 shares
outstanding, respectively	31,560,801	30,315,527
Additional paid-in capital	4,621,430	4,621,430
Treasury stock	(339,387)	(339,387)
Accumulated other comprehensive income	130,216	92,846
Accumulated deficit	(35,455,943)	(34,027,179)

Non-controlling interest	(509,841)	(366,895)

Total Stockholders' Equity	7,276	296,342
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$260,589	$522,978

The accompanying notes are an integral part of these consolidated financial statements.

SANGUI BIOTECH INTERNATIONAL, INC.

Consolidated Statements of Operations

	For the Year Ended
	June 30,
	2014	2013

REVENUES	133,470	$105,487
COST OF SALES	793	10,692
GROSS MARGIN	132,677	94,795

OPERATING EXPENSES
Research and development	543,071	65,010
Depreciation and amortization	468	865
Professional fees	650,640	304,201
General and administrative	255,774	968,667
Total Operating Expenses	1,449,953	1,338,743

LOSS FROM OPERATIONS	(1,317,276)	(1,243,948)

OTHER INCOME (EXPENSE)
Loss on equity investment	(245,800)	-
Interest expense	(8,683)	(4,573)
Interest income	49	25,419
Impairment of related party receivable	-	(1,040,583)
Total Other Income (Expense)	(254,434)	(1,019,737)

Loss before income taxes and non-controlling interest	(1,571,710)	(2,263,685)
Provision for income taxes	-	-

NET LOSS	(1,571,710)	(2,263,685)

Less: Net loss attributable to non-controlling interest	(142,946)	(168,191)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(1,428,764)	$(2,095,494)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	37,370	194,899

Total Other Comprehensive Income (Loss)	37,370	194,899

COMPREHENSIVE LOSS	$(1,534,340)	$(2,068,786)

BASIC AND DILUTED LOSS PER SHARE	$(0.01)	$(0.02)

BASIC AND DILUTED WEIGHTED AVERAGE
NUMBER OF SHARES OUTSTANDING	137,031,429	128,549,355

The accompanying notes are an integral part of these consolidated financial statements.

SANGUI BIOTECH INTERNATIONAL, INC.

Consolidated Statements of Stockholders’ Equity

					Accumulated
			Additional		Other	Non-
	Common Stock		Paid-In	Treasury	Comprehensive	controlling	Accumulated
	Shares	Amount	Capital	Stock	Income (Loss)	Interest	Deficit	Total

Balance, June 30, 2012	125,605,957	$28,589,773	$4,621,430	$(19,387)	$(102,053)	$(198,704)	$(31,931,685)	$959,374

Common shares issued for
cash at $0.25 per share	5,391,800	1,366,887	-	-	-	-	-	1,366,887

Common shares issued for
services at $0.32 per share	819,100	265,567	-	-	-	-	-	265,567

Common shares issued for debt
settlement at $0.31 per share	300,000	93,300	-	-	-	-	-	93,300

Treasury stock issued for
extinguishment of notes receivable	-	-	-	(320,000)	-	-	-	(320,000)

Currency translation adjustment	-	-	-	-	194,899	-	-	194,899

Net loss for the year
ended June 30, 2013	-	-	-	-	-	(168,191)	(2,095,494)	(2,263,685)

Balance, June 30, 2013	132,116,857	30,315,527	4,621,430	(339,387)	92,846	(366,895)	(34,027,179)	296,342

Common shares issued for
services at $0.18 per share	1,682,899	302,359	-	-	-	-	-	302,359

Common shares issued for
cash at $0.11 per share	8,500,500	942,915	-	-	-	-	-	942,915

Currency translation adjustment	-	-	-	-	37,370	-	-	37,370

Net loss for the year
ended June 30, 2014	-	-	-	-	-	(142,946)	(1,428,764)	(1,571,710)

Balance, June 30, 2014	142,300,256	$31,560,801	$4,621,430	$(339,387)	$130,216	$(509,841)	$(35,455,943)	$7,276

The accompanying notes are an integral part of these consolidated financial statements.

SANGUI BIOTECH INTERNATIONAL, INC.

Consolidated Statement of Cash Flows

June 30, 2014 and 2013

	For the Year Ended
	June 30,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,571,710)	$(2,263,685)
Adjustments to reconcile net loss to net cash
used by operating activities:
Depreciation	468	865
Common stock issued for services	302,359	265,565
Common stock issued for settlement of debt	-	93,300
Impairment of related party receivable	-	1,040,583
Loss on equity investment	242,943	-
Note receivable transferred for consulting services	352,218	-
Changes in operating assets and liabilities
Trade accounts receivable	(2,719)	(1,003)
Royalties receivable	-	(27,548)
Prepaid expenses and other current assets	2,346	(29,220)
Tax refunds receivable	(40,726)	26,296
Accounts payable and accrued expenses	(73,987)	24,747
Related parties accounts payable	28,574	28,494
Net Cash Used in Operating Activities	(760,234)	(841,606)

CASH FLOWS FROM INVESTING ACTIVITIES
Collection of notes receivable, related parties	6,826	30,047
Investment in equity subsidiary	(241,460)	-
Issuance of notes receivable	-	(910,510)
Net Cash Used in Investing Activities	(234,634)	(880,463)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of notes payable- related party	(18,865)	-
Common stock issued for cash	942,925	1,366,887
Net Cash Provided by Financing Activities	924,060	1,366,887

EFFECTS OF EXCHANGE RATES	121,192	164,307

NET INCREASE (DECREASE) IN CASH	50,384	(190,875)
CASH AT BEGINNING OF YEAR	47,764	238,639

CASH AT END OF YEAR	$98,148	$47,764

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$2,302	$-
Income Taxes	$-	$-

NON CASH INVESTING AND FINANCING ACTIVITIES
Treasury stock received for note receivable	$-	$320,000

The accompanying notes are an integral part of these consolidated financial statements.

SANGUI BIOTECH INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

June 30, 2014 and 2013

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Sangui Biotech International, Inc. (“the Company”) was incorporated in Colorado in 1995. Since 2003 when a comprehensive restructuring of the group was completed, all operations have been carried out by Sangui BioTech GmbH, its ninety percent owned subsidiary which is headquartered in Witten, Germany, while Sangui Biotech International, Inc., the parent company acts as a holding company whose purpose it is to secure financing and access to the capital markets.

SanguiBioTech GmbH is engaged in the development of technologies aimed at improved supply of oxygen to the human body such as wound management products in particular a wound spray based on natural hemoglobin, wound dressings based on Chitosan (a natural polymer), artificial oxygen carriers (external applications of hemoglobin, blood substitutes and blood additives) and cosmetics. The cosmetics products are currently being sold via the Company’s internet shop, yielding small revenues. Otherwise, the Company does not produce nor market its products. It has adopted the strategy to license its technologies to industry partners in exchange for royalties. In the pursuit of this strategy, the Company established a joint venture company in December 2010 for the purposes of marketing and selling the wound spray product in Germany and of preparing its market entry in several other European countries and Mexico. As consideration for the license, the Company is paid royalties on all sales of this product and is entitled to a 25 percent share of all future profits of the joint venture.

Going Concern

The Company incurred a net loss applicable to common stockholders of $1,428,764 and used cash in operating activities of $760,234 for the year ended June 30, 2014. These and other conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company expects to continue to incur significant capital expenses in pursuing its business plan to market its products and expand its product line; however, obtaining additional financing through stock offerings or other feasible financing alternatives may be difficult or even impossible. In order for the Company to continue operating at its existing levels, it will require significant additional funds over the next twelve months. Therefore, the Company is dependent on funds raised through equity or debt offerings.

Additional financing may not be available on terms favorable to the Company or at all. If these funds are not available the Company may not be able to execute its business plan or take advantage of business opportunities. The Company’s ability to obtain such additional financing and to achieve its operating goals is uncertain. In the event that the Company does not obtain additional capital or is not able to increase cash flow through the increase of sales, there is a substantial doubt of its being able to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Principles of Consolidation

The consolidated financial statements include the accounts of Sangui BioTech International, Inc. and its ninety percent owned foreign subsidiary, Sangui BioTech GmbH. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the respective reporting period. As future events and their effects cannot be determined with precision, actual results could differ from those estimates. Significant estimates made by management are, among others, the realization of receivables, inventories, long-lived assets, and valuation allowance on deferred tax assets.

SANGUI BIOTECH INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

June 30, 2014 and 2013

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Risks and Uncertainties

The Company's line of future pharmaceutical and cosmetic products (artificial oxygen carriers or blood substitute and additives) as well as other medical products being developed by Sangui BitTech GmbH, are deemed as medical devices or biologics, and as such are governed by the Federal Food and Drug and Cosmetics Act and by the regulations of state agencies and various foreign government agencies. The pharmaceutical products will be subject to stringent regulatory requirements because they are in vivo products for humans. The Company and its subsidiaries have limited experience in obtaining regulatory clearance on these types of products. Therefore, the Company could be subject to risks of delays in obtaining or failing to obtain regulatory clearance.

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts and notes receivable, accounts payable and accrued liabilities and amounts due to related parties.  Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Foreign Currency Translation

The functional currency of the Company’s Sangui GmbH subsidiary is the local currency, the Euro. Accordingly, assets and liabilities of the subsidiary are translated into U.S. dollars at period-end exchange rates. Revenues and expenses are translated at the average exchange rates in effect for the period. The resulting translation gains or losses are recorded as a component of accumulated other comprehensive income in the consolidated statement of stockholders’ equity. For the years ended June 30, 2014 and 2013, the Company recognized a gain on translation adjustment in the amount of $48,081 and $194,899, respectively. There were no gains or losses resulting from foreign currency transactions as of June 30, 2014 and 2013.

The exchange rates used to calculate values and results of operations for the years ended June 30, 2014 and 2013, were as follows:

	Year-end Rates	Average Period Rates
June 30, 2014	0.7325	0.7370
June 30, 2013	0.7688	0.7732

SANGUI BIOTECH INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

June 30, 2014 and 2013

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

The Company considers highly liquid investments with insignificant interest rate risk and original maturities to the Company of three months or less to be cash equivalents. The Company maintains its cash in uninsured bank accounts in Germany. Cash and cash equivalents include time deposits for which the Company has no requirements for compensating balances. The Company has not experienced any losses in its uninsured bank accounts. The Company had no cash equivalents outstanding as of June 30, 2014 and 2013.

Property and Equipment

Property and equipment are recorded at cost and are depreciated or amortized using the straight-line method over the expected useful lives, which range from three to five years. Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful lives of the assets or the related lease terms. Depreciation expense for the years ended June 30, 2014 and 2013 was $468 and $865, respectively. Expenditures for normal maintenance and routine repairs are charged to expense, and significant improvements are capitalized. The cost and related accumulated depreciation of assets are removed from the accounts upon retirement or other disposition; any resulting gain or loss is reflected in the statement of operations.

Impairment of Long-Lived Assets

Long-lived assets, including property and equipment and certain identifiable intangibles to be held and used are reviewed by the management of the Company for impairment whenever events or changes in circumstances indicate that the carrying value of an asset or asset group may not be recoverable. On a regular basis and at least annually, the Company evaluates whether events and circumstances have occurred that indicate possible impairment and relies on a number of factors, including business plans, economic projections, and anticipated future cash flows. Measurement of the amount of impairment, if any, is based upon the difference between the asset’s carrying value and estimated fair value. As of June 30, 2014 and 2013, management of the Company believes that no impairment has been indicated. There can be no assurance, however, that market conditions will not change or demand for the Company's products will continue which could result in impairment of long-lived assets in the future.

Revenue Recognition

The Company derives revenue primarily from licensing fees on sales of its wound spray product as well as from the sale of its cosmetics products.

The wound spray technology is licensed to an entity in which the Company holds a 25 percent equity interest. The Company is presently entitled to royalties on net sales of the wound spray product. The licensing fees are invoiced on a quarterly basis and are recognized as revenues as per the quarter for which the sales were reported by the licensee.

The majority of the Company’s product sales are generated via online orders, with credit card payment. The Company recognizes revenues when: (i) persuasive evidence of a sales arrangement exists, (ii) the sales terms are fixed and determinable, (iii) title and risk of loss have transferred, and (iv) collectability is reasonably assured — generally when products are shipped to the customer, except in situations in which title passes upon receipt of the products by the customer. In this case, revenues are recognized upon notification that customer receipt has occurred. The Company does not have customer acceptance provisions, but it does provide its customers a limited right of return. As warranted the Company accrues an estimated amount for sales returns and allowances at the time of sale based on its ability to estimate sales returns and allowances using historical information. Shipping and handling fees are included as part of net sales. The related freight costs and supplies associated with shipping products to customers are included as a component of cost of goods sold.

SANGUI BIOTECH INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

June 30, 2014 and 2013

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Trade Accounts Receivable

Accounts receivable are reflected at estimated net realizable value, do not bear interest nor do they generally require collateral. The Company maintains an allowance for doubtful accounts based upon a variety of factors. The Company reviews all open accounts and provides specific reserves for customer collection issues when it believes the loss is probable, considering such factors as the length of time receivables are past due, the financial condition of the customer, and historical experience. The Company also records a reserve for all customers, excluding those that have been specifically reserved for, based upon evaluation of historical losses, which exceeded the specific reserves the Company had established. For the years ended June 30, 2014 and 2013, the Company recognized bad debt expense in the amounts of $-0- and $-0-, respectively.

Notes Receivable

Loans receivable pertain primarily to the Company’s activities wherein funds have been loaned and interest is charged to certain related and unrelated third parties and are carried at principal amount, less an estimate made for doubtful receivables based on a review of all outstanding amounts on a quarterly basis. These loans receivable are deemed simple interest loans with interest being computed on the outstanding principal balance. The terms of the Company’s financing activities include annual interest of between zero and six percent, and amended maturity dates from between notes that are due on demand notes that are due February 25, 2014.  No origination fees are charged on these loans. Loans receivable are considered to be past due if any portion of the receivable balance has not been received by the contractual maturity date.

Specific reserves are estimated by management based on certain assumptions and variables, including the creditor’s financial condition, age of the creditor’s loans outstanding, and changes in payment histories. Loans receivable are written off against reserves when deemed uncollectible or taken immediately to bad debt expense if reserves during a year are exhausted.  Recoveries of loans receivable previously written off are recorded when received. The Company has recorded an allowance for doubtful accounts of $-0- and $928,777 as of June 30, 2014 and 2013, respectively.

The outstanding net loans receivable balance consists of principle and accrued interest balances. Loans are written off against the Company’s estimated allowance when collection of payment is determined to be improbable. During the year ended June 30, 2014 the Company transferred $352,218 of net notes receivable as compensation for consulting services.

The below table shows the original principle balance and accrued interest comprising the ending balance of the Company’s installment loans receivable.

	June 30,	June 30,
	2014	2013
Principal	$34,130	$1,285,120
Accrued interest	-	18,267
Impairment of loans receivable	-	(928,777)
Net notes receivable	$34,130	$374,610

Inventory

Inventory is stated at the lower of cost (computed on a first-in, first-out basis) or market value. Provisions to value the inventory at the lower of the actual cost to purchase or manufacture the inventory, or the current estimated market value of the inventory, are based upon assumptions about future demand and market conditions. The Company also performs evaluations of inventory and records a provision or impairment for estimated excess and obsolete items based upon demand, and any other known factors at the time.  As of June 30, 2014 and 2013, all inventory balances had been reserved against in full.

SANGUI BIOTECH INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

June 30, 2014 and 2013

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Sales Tax Collected from Customers

As a part of the Company’s normal course of business, sales taxes are collected from customers. Sales taxes collected are remitted, in a timely manner, to the appropriate governmental tax authority on behalf of the customer. The Company’s policy is to present revenue and costs net of sales taxes.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax assets are reviewed for recoverability and the Company records a valuation allowance to reduce deferred income tax assets when it is more likely than not that such deferred tax assets will not be realized.

The Company has a foreign subsidiary formed or acquired to conduct or support its business outside the United States. The Company provides for income taxes, net of applicable foreign tax credits, on temporary differences in its investment in foreign subsidiaries which are not considered to be permanently invested outside of the United States.

The Company adopted ASC 740 which defines the threshold for recognizing the benefits of tax return positions in the financial statements as “more-likely-than-not” to be sustained by the taxing authority. A tax position that meets the “more-likely-than-not” criterion shall be measured at the largest amount of benefit that is more than 50 percent likely of being realized upon ultimate settlement. ASC 740 also provides guidance on derecognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. ASC 740 applies to all tax positions accounted for under ASC 740. Estimated interest and penalties related to the underpayment of income taxes are recorded as a component of provision for income taxes in the consolidated statements of operations. For the years ended June 30, 2014 and 2013, the Company did not recognize any such interest or penalties, nor were any interest fees or penalties accrued as of June 30, 2014 and 2013.

Research and Development

Research and development costs are charged to operations as they are incurred. Legal fees and other direct costs incurred in obtaining and protecting patents are also expensed as incurred, due to the uncertainty with respect to future cash flows resulting from the patents. Research and development costs totaled $543,071 and $65,010 during the fiscal years ended June 30, 2014 and 2013, respectively.

Basic and Diluted Loss per Common Share

Basic loss per common share excludes dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding during the period of computation. Diluted loss per share gives effect to all potential dilutive common shares outstanding during the period of compensation. The computation of diluted loss per share does not assume conversion, exercise or contingent exercise of securities that would have an antidilutive effect on earnings. As of June 30, 2014 and 2013, the Company had no potentially dilutive securities that would affect the loss per share if they were to be included in the loss per share.

Comprehensive Loss

Total comprehensive loss represents the net change in stockholders' equity during a period from sources other than transactions with stockholders and as such, includes net loss. For the Company, the components of other comprehensive loss are the changes in the cumulative foreign currency translation adjustments.

SANGUI BIOTECH INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

June 30, 2014 and 2013

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Segments of an Enterprise and Related Information

The Company adopted ASC 280, "Disclosures about Segments of an Enterprise and Related Information." ASC 280 establishes standards for the way public companies report information about segments of their business in their annual financial statements and requires them to report selected segment information in their quarterly reports issued to stockholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers, if any. As of June 30, 2013 and 2012, the Company has one business segment, which is the manufacturing and sales of its wound treatment and cosmetics products.

Non-controlling Interests

On June 11, 2008, the Company’s wholly-owned German subsidiary, Sangui Biotech GmbH (“GmbH”) issued 11,400 shares of its previously unissued common stock for cash proceeds of $1,140,759. These shares amount to 10 percent of the GmbH’s total outstanding common stock, which totaled 113,800 shares of as June 30, 2014 and 2013, respectively. The Company accounts for these non-controlling interests pursuant to ASC 810 whereby gains or losses in a subsidiary with a non-controlling interest are allocated to the non-controlling interest based on the ownership percentage of the non-controlling interest, even if that allocation results in a deficit non-controlling interest balance.

Recent Accounting Pronouncements

The Company has evaluated recent accounting pronouncements and their adoption has not had or is not expected to have a material impact on the Company’s financial position, or statements.

Financial Statement Reclassifications

The Company has reclassified certain prior-year account balances in order to comply with current-period classifications and increase comparability.

NOTE 2 – INVESTMENT IN JOINT VENTURE

During December 2010, the Company’s subsidiary Sangui BioTech GmbH established a joint venture company with SanderStrothmann GmbH, under the name of SastoMed GmbH. The Company owns 25 percent of the joint venture and accounts for its interest in the joint venture using the cost method of accounting. The Company invested $8,508 in the joint venture during the year ended June 30, 2011.

During the year ended June 30, 2013 the Company loaned the joint venture $910,500 of cash at 4 percent interest.  Also during the year ended June 30, 2013 and separate from the aforementioned loans receivable, the Company was due to receive a joint venture milestone payout of $130,037.  The Company has adopted ASC 310 which requires that the Company assess the collectability of such receivables based on factors such as the financial condition of the creditor.

The joint venture has realized significant losses since inception and as a result all such receivables from the joint venture have been impaired as of June 30, 2013. As such, the Company recorded allowances for loan losses of $928,777 and for milestone payments of $130,037 for the year ended June 30, 2013.

SANGUI BIOTECH INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

June 30, 2014 and 2013

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following at June 30, 2014 and 2013:

	June 30,
	2014	2013

Technical and laboratory equipment	$641,326	$641,326
Leasehold improvements	285,189	285,189
Office equipment and furniture	311,371	311,371
Total property and equipment	1,237,886	1,237,886

Less accumulated depreciation and amortization	(1,237,886)	(1,237,437)

Total property and equipment, net	$-	$449

NOTE 4 – NOTES RECEIVABLE

During the years ended June 30, 2014 and 2013, the Company invested $-0- and $910,510, respectively into a various notes receivable. The notes receivable are unsecured and accrue interest at between zero and 6 percent per annum. During the year ended June 30, 2014 the Company transferred $352,218 of notes receivable as compensation for consulting services.

The components of notes receivable are summarized in the table below:

	June 30,	June 30,
	2013	2013
Note receivable, principal and interest, due from a joint venture related party, bearing interest at 4%, unsecured, due on December 31, 2013	$-	$464,389
Note receivable, principal and interest, due from a joint venture related party, bearing interest at 4%, unsecured, due on February 25, 2014	-	464,389
Note receivable, principal and interest, due from a shareholder, bearing interest at 6%, secured by 138,899 shares of the Company’s common stock, due on demand	34,130	39,022
Note receivable principal due from an unrelated third party, bearing interest at 0%, personally secured by a shareholder of the borrower, due on demand	-	335,588

Total	$34,130	$1,303,387

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company has an agreement with the Company's former President and CEO, pursuant to which he is entitled to three percent royalties of gross revenues earned with any product based on his inventions. No royalties were outstanding, paid or earned in fiscal years 2014 and 2013.

Related Party Loans Payable

As of June 30, 2014 and 2013, the Company had a note payable to an officer of the Company of $-0- and $19,511, respectively. The note payable was repaid in April 2014. The note payable was unsecured, accrued interest at 5 percent per annum and was payable at the Company’s option any time before but no later than April 7, 2014.

During the year ended June 30, 2013 the Company repaid in full a note payable to an officer of the Company of $7,110. The note payable was unsecured, accrued interest at 6 percent per annum.

SANGUI BIOTECH INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

June 30, 2014 and 2013

NOTE 5 – RELATED PARTY TRANSACTIONS (CONTINUED)

Note Payable - Related Party (Continued)

The components of related party notes payable are summarized in the table below:

	June 30,	June 30,
	2014	2013
Note payable, principal and interest, from a Company officer, bearing interest at 5%, unsecured, April 7, 2014	$-	$19,511

Total	$-	$19,511

Note Receivable – Related Parties

On May 15, 2012, the Company entered into a note receivable with a shareholder for $63,658. The note receivable accrues interest at 6 percent per annum, was due on August 31, 2012 and is secured by 138,899 shares of the Company’s common stock. The note receivable has been extended without a fixed due date. The note receivable is due one month from notice by the Company to the shareholder on intent to collect. Interest and principle have been received in several installments so that at June 30, 2014 the outstanding note receivable amounted to $34,130 of principal and interest.

Joint Venture

The Company has entered into an agreement wherein the Company paid its joint venture partner, SastoMed GmbH, $7,760 per month through December 31, 2013 for research and development consulting.

NOTE 6 – STOCKHOLDERS' EQUITY

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock. The authorized preferred shares are non-voting and the Board of Directors has not designated any liquidation value or dividend rates. During the financial years ended June 30, 2014 and 2013 no shares of preferred stock were issued or outstanding.

Common Stock

The Company is authorized to issue 250,000,000 shares of common stock with no par value. The holders of the Company's common stock are entitled to one vote for each share held of record on all matters to be voted on by those stockholders.

Common Stock Issuances

During the year ended June 30, 2014, the Company issued 1,682,899 shares of common stock for services at an average of $0.18 per share for a total cost of $302,359.  In addition, the Company issued 8,500,500 shares of common stock for cash at an average of $0.11 per share, yielding total cash proceeds of $942,915 for the year.

During the year ended June 30, 2013 the Company issued 819,100 shares of common stock for services at an average of $0.32 per share for a total cost of $265,567. In addition, the Company issued 5,391,800 shares of common stock for cash at an average of $0.25 per share, yielding total cash proceeds of $1,336,887. The shares issued for services were valued at the trading price of the common stock on the date the shares were issued.

SANGUI BIOTECH INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

June 30, 2014 and 2013

NOTE 6 – STOCKHOLDERS' EQUITY (CONTINUED)

Treasury Stock

During the year ended June 30, 2012, the Company repurchased 53,756 shares of its common stock for cash. During the year ended June 30, 2013, the Company received 1,000,000 shares of its common stock as a partial redemption of a loan to a non-related third party. The treasury stock was valued using the Treasury Method at $339,387.  This value was based on the trading price of the Company’s common stock on the date of acquisition.

Stock Options

From time to time, the Company may issue stock options pursuant to various agreements and other contemporary agreements. At June 30, 2014 and 2013, and during the years ended June 30, 2014 and 2013, no options were issued or outstanding.

NOTE 7 - INCOME TAX PROVISION

The Company’s provision for income taxes was $-0- and $-0- for the years ended June 30, 2014 and 2013 respectively, since the Company incurred net operating losses through June 30, 2014.

Income tax expense for the years ended June 30, 2014 and 2013 differed from the amounts computed by applying the U.S. federal income tax rate of 34 percent as follows:

	June 30,	June 30,
	2014	2013
Income tax benefit at U.S. federal statutory rates	$(542,044)	$(712,468)
Effect of:
Common stock issued for services	102,802	90,292
Impairment of related party receivables	82,601	353,798
Increase (decrease) in valuation allowance	356,641	268,378
Provision for income taxes	$-	$-

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at June 30, 2013 and 2012 are presented below:

	June 30,	June 30,
	2014	2013
Deferred tax assets
Net operating losses	$11,481,792	$11,125,151
Less: valuation allowance	(11,481,792)	(11,125,151)
Net deferred tax assets	-	-
Deferred tax liabilities	-	-
Net deferred taxes	$-	$-

As of June 30, 2014, the Company had net operating loss carryforwards of approximately $12.1 million which is available to offset future taxable federal, state and foreign income. The federal and state carryforward amounts expire in varying amounts between 2014 and 2033. The foreign net operating loss carryforwards do not have an expiration period.

The Company has evaluated its uncertain tax positions and determined that any required adjustments for unrecognized tax benefits would not have a material impact on the Company’s balance sheet, income statement, or statement of cash flows.

The Company’s tax filings for 2010 through 2014 remain subject to examination by tax authorities for federal income tax purposes and by other major taxing jurisdictions to which we are subject. The Company has identified potential penalties for the late filing of reports to taxing authorities. The Company believes that it is more likely than not the penalties will be waived and accordingly has not accrued the penalties in the financial statements.

SANGUI BIOTECH INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

June 30, 2014 and 2013

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Indemnities and Guarantees

During the normal course of business, the Company has made certain indemnities and guarantees under which it may be required to make payments in relation to certain transactions. These indemnities include certain agreements with the Company's officers, under which the Company may be required to indemnify such person for liabilities arising out of their employment relationship. The duration of these indemnities and guarantees varies and, in certain cases, is indefinite. The majority of these indemnities and guarantees do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated to make significant payments for these obligations. The Company has recorded a reserve for indemnities and guarantees of $-0- as of June 30, 2014 and 2013.

Leases

The Company leases office facilities from an unrelated third party at $6,518 per month. The office lease contract is maintained on a month-to-month basis.

The Company also leases an automobile under an operating lease. The lease provides for a lease payment of $1,599 per month beginning June 2012 expiring June 2015.

Future minimum lease payments under the terms of the operating leases are as follows:

2015	$19,182
2016	-
2017	-
Thereafter	-
Total	$19,182

NOTE 9 – STOCK-BASED COMPENSATION

The Company has applied the disclosure provisions of ASC 718 for the years ended June 30, 2014 and 2013. There were no common shares or stock options outstanding, issued or granted to employees during these reporting periods.

On April 28, 2004, the Company adopted the 2004 Employee Stock Incentive Plan (“the Plan”). Under the terms of this plan the Board was authorized to issue up to 1,000,000 shares of common stock to certain eligible employees of the Company or its subsidiaries. All of these shares were issued pursuant to the plan prior to June 30, 2007. On September 22, 2008 the Company adopted the 2008 Amended and Restated Long-Term Equity Incentive Plan, whereby the Board was authorized to issue up to 10,000,000 shares of common stock (including incentive stock options) to certain eligible employees, directors, and/or consultants of the Company or its subsidiaries. During the years ended June 30, 2014 and 2013, respectively, the Company issued -0- and 750,000 shares pursuant to this Plan. All shares available under the 2008 Long-Term Equity Incentive Plan had been issued on June 30, 2014.

NOTE 10 – FOREIGN CURRENCY TRANSLATION

During the years ended June 30, 2014 and 2013, the Company has transacted the majority of its business activities in Germany, and the transactions have been primarily consummated in the Euro currency.  Due to the fact that the Company’s functional currency is the Euro and its reporting currency is the U.S. dollar, the Company must recognize the effects of variations in foreign currency exchange rates as gains and losses as a component of other comprehensive income (loss), pursuant to ASC 830 “Foreign Currency Translation.” To calculate this other comprehensive income and loss, the Company utilizes the “current method,” whereby assets and liabilities of the German subsidiary are translated from Euro into U.S. dollars at the exchange rate at the balance sheet date.

All equity items, other than retained earnings, are specifically identified where possible and exchange rates on transaction dates are implemented.  Profit and loss accounts are translated using an average rate for the period.  During the years ended June 30, 2014 and 2013, the Company recognized other comprehensive gains of $48,081 and $194,899, respectively.  Such other comprehensive income and losses had no effect on liquidity.

SANGUI BIOTECH INTERNATIONAL, INC.

Notes to Consolidated Financial Statements

June 30, 2014 and 2013

NOTE 11 – SUBSEQUENT EVENTS

Subsequent to the year ended June 30, 2014, the Company issued 1,650,000 shares of its common stock for cash to two (1) individuals at a stock price of approximately $0.07. In addition the company issued 172,800 shares of its common stock to one (1) individual and one (1) entity for services at a stock price of approximately $0.11 per share.  The shares issued for services were valued at the trading price of the common stock on the date the shares were issued.

SANGUI BIOTECH INTERNATIONAL, INC.

 (Unaudited) Condensed Interim Financial Statements

March 31, 2014

CONTENTS

            Page

Condensed Consolidated Balance Sheets

Condensed Consolidated Statements of Operations

Condensed Consolidated Statements of Cash Flows

F-61

Notes to Condensed Consolidated Financial Statements

F-62

SANGUI BIOTECH INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets

ASSETS

	March 31,	June 30,
	2015	2014
	(unaudited)
CURRENT ASSETS

Cash	$107,798	$98,148
Prepaid expenses and other assets	24,398	64,320
Tax refunds receivable	28,957	60,219
Accounts receivable	17,918	3,772
Related party receivables	-	-
Note receivable, related party	-	34,130
Notes receivable	-	-

Total Current Assets	179,071	260,589

PROPERTY AND EQUIPMENT, Net	-	-

TOTAL ASSETS	$179,071	$260,589

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable and accrued expenses	$190,988	$189,342
Related party payables	82,941	63,971
Note payable - related party	108,500	-

Total Current Liabilities	382,429	253,313

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock, no par value; 10,000,000 shares
authorized, -0- shares issued and outstanding	-	-
Common stock, no par value; 250,000,000 shares
authorized, 147,403,056 and 142,300,256 shares
issued and 146,218,314 and 141,115,514 shares
outstanding, respectively	31,889,105	31,560,801
Additional paid-in capital	4,621,430	4,621,430
Treasury stock	(339,387)	(339,387)
Accumulated other comprehensive income	170,366	130,216
Accumulated deficit	(35,993,225)	(35,455,943)
Total Sangui Biotech International, Inc.'s stockholders' deficit	348,289	517,117
Non-controlling interest	(551,647)	(509,841)

Total Stockholders' Equity (Deficit)	(203,358)	7,276

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$179,071	$260,589

 The accompanying notes are an integral part of these condensed consolidated financial statements.

SANGUI BIOTECH INTERNATIONAL, INC.
Condensed Consolidated Statements of Operations
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	March 31,		March 31,
	2015	2014	2015	2014

REVENUES	$11,654	$29,438	$116,560	$89,741
COST OF SALES	91	124	489	536
GROSS MARGIN	11,563	29,314	116,071	89,205

OPERATING EXPENSES
Research and development	36,450	32,744	171,427	139,978
Depreciation and amortization	-	118	-	350
General and administrative	169,552	736,748	520,830	1,075,392
Total Operating Expenses	206,002	769,610	692,257	1,215,720

LOSS FROM OPERATIONS	(194,439)	(740,296)	(576,186)	(1,126,515)

OTHER INCOME (EXPENSE)

Interest expense	(1,127)	(1,718)	(2,938)	(7,377)
Interest income	36	1	36	49
Loss on equity investment	-	-	-	(244,983)

Total Other Income (Expense)	(1,091)	(1,717)	(2,902)	(252,311)

Loss before income taxes and non-controlling interest	(195,530)	(742,013)	(579,088)	(1,378,826)
Provision for income taxes	-	-	-	-

NET LOSS	(195,530)	(742,013)	(579,088)	(1,378,826)

Less: Net loss attributable to non-controlling interest	(14,176)	(54,318)	(41,806)	(121,099)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(181,354)	$(687,695)	$(537,282)	$(1,257,727)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	13,354	(10,344)	40,150	28,707

Total Other Comprehensive Income (Loss)	13,354	(10,344)	40,150	28,707

COMPREHENSIVE LOSS	$(182,176)	$(752,357)	$(538,938)	$(1,350,119)

BASIC AND DILUTED LOSS PER SHARE-SANGUI SHAREHOLDERS	$(0.00)	$(0.01)	$(0.00)	$(0.01)

BASIC AND DILUTED WEIGHTED AVERAGE
NUMBER OF SHARES OUTSTANDING	147,219,540	137,076,124	145,030,271	136,017,409

The accompanying notes are an integral part of these condensed consolidated financial statements.

SANGUI BIOTECH INTERNATIONAL, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited)
	For the Nine Months Ended
	March 31,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(579,088)	$(1,378,826)
Adjustments to reconcile net loss to net cash
used by operating activities:
Depreciation	-	350
Common stock issued for services	36,422	273,075
Loss on equity investment	-	244,983
Note receivable transferred for consulting services	-	348,743
Changes in operating assets and liabilities
Trade accounts receivable	(16,987)	1,042
Royalties receivable	-	(27,356)
Prepaid expenses and other current assets	32,044	(855)
Tax refunds receivable	21,522	5,383
Accounts payable and accrued expenses	41,559	41,569
Related parties accounts payable	18,971	39,700

Net Cash Used in Operating Activities	(445,557)	(452,192)

CASH FLOWS FROM INVESTING ACTIVITIES
Collection of notes receivable, related parties	30,883	-
Investment in equity subsidiary	-	(240,546)

Net Cash Provided by (Used in) Investing Activities	30,883	(240,546)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable- related party	108,500	-
Proceeds from Common stock issued	291,883	672,200

Net Cash Provided by Financing Activities	400,383	672,200

EFFECTS OF EXCHANGE RATES	23,941	11,822

NET INCREASE (DECREASE) IN CASH	9,650	(8,716)
CASH AT BEGINNING OF PERIOD	98,148	47,764

CASH AT END OF PERIOD	$107,798	$39,048

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$2,568	$-
Income Taxes	$-	$-
NON CASH INVESTING AND FINANCING ACTIVITIES	$-	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

SANGUI BIOTECH INTERNATIONAL, INC.

Notes to the Condensed Consolidated Financial Statements

March 31, 2015 and June 30, 2014

(Unaudited)

NOTE 1 - BASIS OF PRESENTATION

The accompanying consolidated financial statements have been prepared without audit in accordance with accounting principles generally accepted in the United States of America for interim financial information. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. The unaudited consolidated financial statements and notes should, therefore, be read in conjunction with the consolidated financial statements and notes thereto in the Company's Form 10-K for the year ended June 30, 2014. In the opinion of management, all adjustments (consisting of normal and recurring adjustments) considered necessary for a fair presentation, have been included. The results of operations for the nine  months  ended March 31, 2015 are not necessarily indicative of the results that may be expected for the full fiscal year ending June 30, 2015.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Sangui Biotech International, Inc., incorporated in Colorado in 1995, and its subsidiary, Sangui BioTech GmbH (Sangui GmbH). Sangui GmbH, which is headquartered in Witten, Germany, is engaged in the development of artificial oxygen carriers (external applications of hemoglobin, blood substitutes and blood additives) as well as in the development, marketing and sales of cosmetics and wound management products.

Consolidation

The consolidated financial statements include the accounts of Sangui BioTech International, Inc. and its ninety percent owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

Foreign Currency Translation

Assets and liabilities of the Company's foreign operations are translated into U.S. dollars at period-end exchange rates. Net exchange gains or losses resulting from such translation are excluded from net loss but are included in comprehensive income (loss) and accumulated in a separate component of stockholders' equity. Income and expenses are translated at weighted average exchange rates for the period.

Exchanges rates used for the preparation of the consolidated balance sheet as of March 31, 2015 and June 30, 2014 and our unaudited consolidated statements of operations for the nine month periods ended March 31, 2015 and 2014, were calculated as follows:

as of March 31, 2015	USD 1 : EUR 0.9217
as of June 30, 2014	USD 1 : EUR 0.7325
July 1 through March 31, 2015	USD 1 : EUR 0.8095
July 1 through March 31, 2014	USD 1 : EUR 0.7398

SANGUI BIOTECH INTERNATIONAL, INC.

Notes to the Condensed Consolidated Financial Statements

March 31, 2015 and June 30, 2014

(Unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Risk and Uncertainties

The Company's line of future pharmaceutical products (artificial oxygen carriers or blood substitute and additives) and medical products (wound dressings and other wound management products) being developed by Sangui GmbH, are deemed as medical devices or biologics, and as such are governed by the Federal Food and Drug and Cosmetics Act and by the regulations of state agencies and various foreign government agencies. The pharmaceutical, under development in Germany, will be subject to more stringent regulatory requirements, because they are in vivo products for humans. The Company and its subsidiaries have no experience in obtaining regulatory clearance on these types of products. Therefore, the Company will be subject to the risks of delays in obtaining or failing to obtain regulatory clearance.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company has accumulated deficit of $35,993,225 as of March 31, 2015. The Company incurred a net loss applicable to common stockholders of $537,282 during the nine months ended March 31, 2015 and used cash in operating activities of $445,557 during the nine months ended March 31, 2015. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company expects to continue to incur significant capital expenses in pursuing its business plan to market its products and expand its product line, while obtaining additional financing through stock offerings or other feasible financing alternatives. In order for the Company to continue its operations at its existing levels, the Company will require significant additional funds over the next twelve months. Therefore, the Company is dependent on funds raised through equity or debt offerings. Additional financing may not be available on terms favorable to the Company, or at all. If these funds are not available the Company may not be able to execute its business plan or take advantage of business opportunities. The ability of the Company to obtain such additional financing and to achieve its operating goals is uncertain. In the event that the Company does not obtain additional capital, is not able to collect its outstanding receivables or is not able to increase cash flow through the increase of sales, there is a substantial doubt of its being able to continue as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cash and Cash Equivalents

The Company maintains its cash in bank accounts in Germany. Cash and cash equivalents include time deposits for which the Company has no requirements for compensating balances. The Company has not experienced any losses in its uninsured bank accounts. At December 31, 2014 the Company had no cash equivalents.

Research and Development

Research and development costs are charged to operations as they are incurred. Legal fees and other direct costs incurred in obtaining and protecting patents are expensed as incurred

SANGUI BIOTECH INTERNATIONAL, INC.

Notes to the Condensed Consolidated Financial Statements

March 31, 2015 and June 30, 2014

(Unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

Product sales revenue is recognized when the sales amount is determined, shipment of goods to the customer has occurred and collection is reasonably assured. Product is shipped FOB origination.  Product royalty revenue is recognized when the licensee has reported the product sales to the Company. Product royalty revenue is calculated based upon the contractual percentage of reported sales.

Basic and Diluted Earnings (Loss) Per Common Share

Basic earnings (loss) per common share is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period of computation. Diluted earnings (loss) per share give effect to all potential dilutive common shares outstanding during the period of compensation. The computation of diluted earnings (loss) per share does not assume conversion, exercise or contingent exercise of securities that would have an antidilutive effect on earnings. As of March 31, 2015, the Company had no potentially dilutive securities that would affect the loss per share if they were to be dilutive.

Comprehensive Income (Loss)

Total comprehensive income (loss) represents the net change in stockholders' equity during a period from sources other than transactions with stockholders and as such, includes net earnings (loss). For the Company, the components of other comprehensive income (loss) are the changes in the cumulative foreign currency translation adjustments and unrealized gains (losses) on marketable securities and are recorded as components of stockholders' equity.

NOTE 3 - COMMITMENTS AND CONTINGENCIES

Litigation

The Company may, from time to time, be involved in various legal disputes resulting from the ordinary course of operating its business. Management is currently not able to predict the outcome of any such cases. However, management believes that the amount of ultimate liability, if any, with respect to such actions will not have a material effect on the Company's financial position or results of operations.

Indemnities and Guarantees

During the normal course of business, the Company has made certain indemnities and guarantees under which it may be required to make payments in relation to certain transactions. These indemnities include certain agreements with the Company's officers, under which the Company may be required to indemnify such person for liabilities arising out of their employment relationship. The duration of these indemnities and guarantees varies and, in certain cases, is indefinite. The majority of these indemnities and guarantees do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated to make significant payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheet.

SANGUI BIOTECH INTERNATIONAL, INC.

Notes to the Condensed Consolidated Financial Statements

March 31, 2015 and June 30, 2014

(Unaudited)

NOTE 4 – NOTE PAYABLE, RELATED PARTIES

On March 6, 2015, the Company entered into a note payable with a shareholder for $108,500. The note payable accrues interest at 5 percent per annum, is due on March 31, 2015 and is unsecured.

NOTE 5 – CAPITAL STOCK

Preferred Stock – The Company is authorized to issue 10,000,000 shares of preferred stock. No preferred stock has been issued so far. The authorized preferred shares are non-voting and the Board of Directors has not designated any liquidation value or dividend rates.

Common Stock – The Company is authorized to issue 250,000,000 shares of no par value common stock. The holders of the Company's common stock are entitled to one vote for each share held of record on all matters to be voted on by those stockholders.

During the nine months ended March 31, 2015, the Company issued 552,800 shares of its common stock for services to unrelated parties at an average price of $0.07 per share. Additionally the Company sold 4,550,000 shares of its common stock for cash to two individuals at an average price of $0.06 per share.

NOTE 6 – SUBSEQUENT EVENTS

On April 7, 2015, the Company issued 200,000 shares of its common stock for cash of  $10,774.

In accordance with ASC 855-10, the Company’s management has reviewed all material events and there are no additional material subsequent events to report.

SANGUI BIOTECH INTERNATIONAL, INC.

30,000,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of this Prospectus is ______, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.

Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$349
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$1,500
Accounting fees and expenses	$2,000
Legal fees and expense	$20,000
Blue Sky fees and expenses	$7,500
Miscellaneous	$1,651
Total	$33,000

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by Tarpon. Tarpon, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14.

Indemnification of Directors and Officers

Sections 7-109-101 through 7-109-110 of the Colorado Revised Statutes authorizes a court to award, or a corporation’s board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act of 1933, as amended.

Our Amended and Restated Articles of Incorporation eliminate the liability of the directors of the registrant for monetary damages to the fullest extent permissible under Colorado law. In addition, our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provide that the registrant has the authority to indemnify our directors and officers and may indemnify its employees and agents (other than officers and directors) against liabilities to the fullest extent permitted by Colorado law.

The Company’s Amended and Restated By-laws may further provide for indemnification by the Company of its officers and certain non-officer employees under certain circumstances against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was an officer or employee of the Company if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

We may also enter into indemnification agreements with each of our directors and certain of our executive officers. These agreements may provide that we indemnify each of our directors and such officers to the fullest extent permitted under law and our by-laws, and provide for the advancement of expense to each director and each such officer. We may also obtain directors and officers insurance against certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, they have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

From our Amended and Restated Articles of Incorporation

To the fullest extent provided by applicable state law, including, but not limited to, the Colorado Business  Corporation Act, each director, officer, employee, fiduciary or agent of the Corporation  (and his heirs, executors and administrators) shall be indemnified by the Corporation against expenses reasonably incurred by or imposed upon him in connection with or arising out of any action, suit or proceeding in which he may be involved or to which he may be made a party by reason of his being or having been a director, officer, employee, fiduciary or agent of the Corporation, or at its request of any other corporation of which it is a shareholder  or creditor and from which he is not entitled  to be  indemnified  (whether or not he continues  to be a director, officer, employee, fiduciary or agent at the time of imposing or incurring such expenses).  The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled under applicable state law.

A director of the Corporation shall not be personally liable to the Corporation or its Shareholders for monetary damages for breach of fiduciary duty as a director; except that this provision shall not eliminate or limit the liability of a director to the Corporation or its Shareholders for monetary damages otherwise existing for (i) any breach of the director's duty of loyalty to the Corporation or its Shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 7-108-403 of the Colorado Business Corporation Act; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit.  If the Colorado Business Corporation Act is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act as so amended.  Any repeal or modification of this Article X by the Shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation under this Article X, as in effect immediately prior to the repeal or modification, with respect to any liability that would have accrued, but for this Article X, prior to the repeal or modification.

From the Colorado Revised Statutes

7-109-101. Definitions.  As used in this article:(1) “Corporation” includes any domestic or foreign entity that is a predecessor of a corporation by reason of a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.(2) “Director” means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, an officer, an agent, an associate, an employee, a fiduciary, a manager, a member, a partner, a promoter, or a trustee of, or to hold any similar position with, another domestic or foreign entity or of an employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation's request if the director's duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. “Director” includes, unless the context requires otherwise, the estate or personal representative of a deceased director.(3) “Expenses” includes counsel fees.(4) “Liability” means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.(5) “Official capacity” means, when used with respect to a director, the office of director in a corporation and, when used with respect to a person other than a director as contemplated in section 7-109-107, the office in a corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation. “Official capacity” does not include service for any other domestic or foreign corporation or other person or employee benefit plan.(6) “Party” includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.(7) “Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

7-109-102. Authority to indemnify directors.(1) Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:(a) The person's conduct was in good faith; and

(b) The person reasonably believed:

(I) In the case of conduct in an official capacity with the corporation, that such conduct was in the corporation's best interests; and

(II) In all other cases, that such conduct was at least not opposed to the corporation's best interests; and

(c) In the case of any criminal proceeding, the person had no reasonable cause to believe the person's conduct was unlawful.(2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (II) of paragraph (b) of subsection (1) of this section. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of paragraph (a) of subsection (1) of this section.(3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.(4) A corporation may not indemnify a director under this section:(a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or(b) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that the director derived an improper personal benefit.(5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

7-109-103. Mandatory indemnification of directors.  Unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by the person in connection with the proceeding..

7-109-104. Advance of expenses to directors.(1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

(a) The director furnishes to the corporation a written affirmation of the director's good-faith belief that the director has met the standard of conduct described in section 7-109-102;(b) The director furnishes to the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct; and(c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.(2) The undertaking required by paragraph (b) of subsection (1) of this section shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.(3) Determinations and authorizations of payments under this section shall be made in the manner specified in section 7-109-106.

7-109-105. Court-ordered indemnification of directors.(1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:(a) If it determines that the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.(b) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102 (1) or was adjudged liable in the circumstances described in section 7-109-102 (4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in section 7-109-102 (4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

7-109-106. Determination and authorization of indemnification of directors.

(1) A corporation may not indemnify a director under section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in section 7-109-102. A corporation shall not advance expenses to a director under section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by section 7-109-104 (1) (a) and (1) (b) are received and the determination required by section 7-109-104 (1) (c) has been made.(2) The determinations required by subsection (1) of this section shall be made:(a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or(b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.(3) If a quorum cannot be obtained as contemplated in paragraph (a) of subsection (2) of this section, and a committee cannot be established under paragraph (b) of subsection (2) of this section, or, even if a quorum is obtained or a committee is designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1) of this section shall be made:(a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or(b) By the shareholders.(4) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

7-109-107. Indemnification of officers, employees, fiduciaries, and agents.

(1) Unless otherwise provided in the articles of incorporation:

(a) An officer is entitled to mandatory indemnification under section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director;(b) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and(c) A corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

7-109-108. Insurance.  A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign entity or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from the person's status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under section 7-109-102, 7-109-103, or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the law of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

7-109-109. Limitation of indemnification of directors.(1) A provision treating a corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except an insurance policy, or otherwise, is valid only to the extent the provision is not inconsistent with sections 7-109-101 to 7-109-108. If the articles of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.(2) Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding.

7-109-110. Notice to shareholders of indemnification of director.  If a corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

Item 15.

Recent Sales of Unregistered Securities

On June 12, 2015 issued 300,000 restricted shares of its common stock upon receipt of a capital contribution of approx. $16,848 in cash to two individuals. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individual receiving the common stock was acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On May 12 2015, the company issued 200,000 restricted shares of its common stock for services valued at approx. $16,000 to one individual. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individual receiving the common stock and its representatives were acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On April 7, 2015, the company issued 400,000 restricted shares of its common stock upon receipt of a capital contribution of approx. $21,714 in cash to one individual. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individual receiving the common stock was acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On February 13, 2015, the company issued 100,000 restricted shares of its common stock for services valued at approx. $5,730 to one individual. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individual receiving the common stock and its representatives were acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On December 29, 2015, the company issued 1,000,000 restricted shares of its common stock upon receipt of a capital contribution of approx. $60,375 in cash to one individual. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individual receiving the common stock was acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

Also, on January 16, 2015, the company issued 100,000 restricted shares of its common stock for services valued at approx. $6,500 to one individual. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individual receiving the common stock and its representatives were acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On December 15, 2014, the company issued 500,000 restricted shares of its common stock upon receipt of a capital contribution of approx. $30,645 in cash to one individual. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individual receiving the common stock was acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

Also, on December 15, 2014, the company issued 400,000 restricted shares of its common stock upon receipt of a capital contribution of approx. $24,516 in cash to one individual. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individual receiving the common stock was acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

Also, on December 15, 2014, the company issued 80,000 restricted shares of its common stock for services valued at approx. $4,000 to one individual. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individual receiving the common stock and its representatives were acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On November 18, 2014, the company issued 200,000 restricted shares of its common stock upon receipt of a capital contribution of approx. $12,455 in cash to one individual. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individual receiving the common stock was acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On November 14, 2014, the company issued 400,000 restricted shares of its common stock upon receipt of a capital contribution of approx. $24,934 in cash to one individual. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individual receiving the common stock was acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

Also, on November 14, 2014, the company issued 200,000 restricted shares of its common stock upon receipt of a capital contribution of approx. $12,424 in cash to one individual. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individual receiving the common stock was acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On October 1, 2014, the company issued 100,000 restricted shares of its common stock for services valued at approx. $4,000 to one individual. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individual receiving the common stock and its representatives were acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On September 12, 2014, the company issued 100,000 restricted shares of its common stock for services valued at approx. $6,000 to one entity. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individual receiving the common stock and its representatives were acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

Also, on September 12, 2014, the company issued 250,000 restricted shares of its common stock upon receipt of a capital contribution of approx. $16,186 in cash to one individual. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individual receiving the common stock was acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

Also, on September 12, 2014, the company issued 400,000 restricted shares of its common stock upon receipt of a capital contribution of approx. $25,822 in cash to one individual. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individual receiving the common stock was acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On August 14, 2014, the company issued 72,800 restricted shares of its common stock for services valued at approx. $10,192 to one individual. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individual receiving the common stock and its representatives were acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On July 31, 2014, the company issued 1,000,000 restricted shares of its common stock upon receipt of a capital contribution of approx. $73,585 in cash to one individual. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individual receiving the common stock was acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On June 14, 2014, the company issued 142,900 restricted shares of its common stock upon receipt of a capital contribution of approx. $13,657 in cash to one individual. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individual receiving the common stock was acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On June 11, 2014, the company issued 100,000 restricted shares of its common stock upon receipt of a capital contribution of approx. $9,483 in cash to one individual. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individual receiving the common stock was acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On June 6, 2014, the company issued 17,900 restricted shares of its common stock for services valued at approx. $2,186 to one individual. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individual receiving the common stock and its representatives were acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On May 20, 2014, the company issued 571,500 restricted shares of its common stock upon receipt of a capital contribution of approx. $54,850 in cash to one individual. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individual receiving the common stock was acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On May 15, 2014, the Company issued 1,000,000 restricted shares of its common stock upon receipt of a capital contribution of approx. $95,917 in cash to one entity. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The entity receiving the common stock and its representatives were acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

Also, on May 15, 2014, the company issued 100,000 restricted shares of its common stock for services valued at approx. $15,000 to one entity. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The entity receiving the common stock and its representatives were acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On April 30, 2014, the Company issued 1,000,000 restricted shares of its common stock upon receipt of a capital contribution of approx. $96,832 in cash to one entity. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The entity receiving the common stock and its representatives were acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

Also, on April 30, 2014, the company issued 100,000 restricted shares of its common stock for services valued at approx. $12,100 to one entity. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The entity receiving the common stock and its representatives were acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On February 14, 2014, the company issued 100,000 restricted shares of its common stock upon receipt of a capital contribution of approx. $13,681 in cash to one individual. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individual receiving the common stock was acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

Also, on February 14, 2014, the company issued 1,264,999 restricted shares of its common stock for services valued at approx. $246,675 to four individuals. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individuals receiving the common stock were acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On December 20, 2013, the company issued 1,688,600 restricted shares of its common stock upon receipt of capital contributions of approx. $219,331 in cash to eight individuals. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individuals receiving the common stock were acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On October 28, 2013, the company issued 160,000 restricted shares of its common stock upon receipt of a capital contribution of approx. $17,871 in cash to one individual. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individual receiving the common stock was acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On October 8, 2013, the company issued 805,200 restricted shares of its common stock upon receipt of a capital contribution of approx. $135,760 in cash to one individual. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individual receiving the common stock was acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On September 3, 2013, the company issued 1,872,600 restricted shares of its common stock upon receipt of capital contributions of approx. $176,939 in cash to seven individuals. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individuals receiving the common stock were acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On August 27, 2013, the company issued 200,000 restricted shares of its common stock for services valued at approx. $26,400 to one individual. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individual receiving the common stock and its representatives were acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

Also on August 27, 2013, the company issued 1,060,000 restricted shares of its common stock upon receipt of capital contributions of approx. $108,642 in cash to five individuals. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individuals receiving the common stock were acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On May 3, 2013, the company issued 140,000 restricted shares of its common stock upon receipt of capital contributions of approx. $18,301 in cash to two individuals. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individuals receiving the common stock were acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On April 30, 2013, the company issued 630,000 restricted shares of its common stock upon receipt of capital contributions of approx. $82,377 in cash to three individuals. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individuals receiving the common stock were acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On February 22, 2013, the company issued 1,800,000 restricted shares of its common stock upon receipt of capital contributions of approx. $466,305 in cash to one entity. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The entity receiving the common stock and its representatives were acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On February 7, 2013, the company issued 102,200 restricted shares of its common stock upon receipt of a capital contribution of approx. $34,516 in cash to one individual. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individual receiving the common stock was acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On January 28, 2013, the company issued 203,300 restricted shares of its common stock upon receipt of a capital contribution of approx. $68,033 in cash to one individual and one entity. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individual and the entity receiving the common stock and the latter's representatives were acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On January 19, 2013, the company issued 36,300 restricted shares of its common stock upon receipt of capital contributions of approx. $13,056 in cash to three individuals. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individuals receiving the common stock were acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On January 4, 2013, the company issued 122,400 restricted shares of its common stock upon receipt of capital contributions of approx. $46,431 in cash to two individuals. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individuals receiving the common stock were acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On December 22, 2012, the company issued 69,100 restricted shares of its common stock for services valued at approx. $25,567 to one individual. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individual receiving the common stock and its representatives were acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

Also on December 22, 2012, the company issued 44,900 restricted shares of its common stock upon receipt of capital contributions of approx. $15,792 in cash to two individuals. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individuals receiving the common stock were acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On December 11, 2012, the company issued 120,100 restricted shares of its common stock upon receipt of a capital contribution of approx. $38,821 in cash to one individual. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individual receiving the common stock was acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On December 6, 2012, the company issued 1,857,500 restricted shares of its common stock upon receipt of a capital contribution of approx. $473,989 in cash to two individuals and one entity. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individuals and the entity receiving the common stock and the latter's representatives were acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On November 26, 2012, the company issued 91,200 restricted shares of its common stock upon receipt of a capital contribution of approx. $25,610 in cash to one individual. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individual receiving the common stock was acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

Also, on November 26, 2012, the company made use of its Long Term Incentive Plan and issued 750,000 restricted shares of its common stock to one individual. The issuance was valued at $240,000. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individual receiving the common stock was acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On November 19, 2012, the company issued 103,100 restricted shares of its common stock upon receipt of capital contributions of approx. $31,736 in cash to two individuals. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individuals receiving the common stock were acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On October 24, 2012, the company issued 300,000 restricted shares of its common stock for services valued at approx. $93,300 to one individual. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individual receiving the common stock was acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

Also on October 24, 2012, the company issued 140,800 restricted shares of its common stock upon receipt of capital contributions of approx. $51,920 in cash to three individuals. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individuals receiving the common stock were acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On June 26, 2012, the company issued 3,000,000 restricted shares of its common stock for services valued at approx. $1,260,000 to one individual. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individual receiving the common stock and its representatives were acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On June 17, 2012, the company issued 300,000 restricted shares of its common stock upon receipt of a capital contribution of approx. $122,650 to one individual. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individual receiving the common stock was acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

On June 12, 2012, the company issued 72,000 restricted shares of its common stock for services valued at approx. $32,400 to one individual. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individual receiving the common stock and its representatives were acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

Also on June 12, 2012, the company issued 576,300 restricted shares of its common stock upon receipt of capital contributions of approx. $264,127 in cash to thirteen individuals. The securities were issued pursuant to an exemption from registration provided by Regulation S under the Securities Act of 1933. The individuals receiving the common stock were acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision. No underwriters were used in the issuance of these securities.

Item 16.

Exhibits and Financial Statement Schedules

Exhibits.  The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit
3.1	Articles of Incorporation (1)
3.2	By-laws of the Company (1)
3.3	Amended and Restated Articles of Incorporation (2)
5.1	Opinion of Chachas Law Group, P.C. (3)
10.1	Equity Purchase Agreement, executed May 11, 2015 (3)
10.2	Registration Rights Agreement, executed May 11, 2015 (3)
10.3	Promissory Note, executed May 11, 2015 (3)
21.1	Subsidiaries of the Company(2)
23.1	Consent of Sadler, Gibb & Associates, LLC (3)
23.2	Consent of Chachas Law Group P.C. (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page hereto)

(1)  Incorporated by reference from our Current Report on Form 8-K filed with the SEC on April 4, 2000.

(2)  Incorporated by reference from our Quarterly Report on Form 10-Q filed with the SEC on February 25, 2009.

(3)  Filed herewith.

Item 17.

Undertakings

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Farmington, State of Utah, on the date indicated below.

SANGUI BIOTECH INTERNATIONAL INC.

Date: June 25, 2015	By:	/s/ Thomas Striepe
Thomas Striepe Director and Chief Executive Officer (Principal Executive Officer)

Date: June 25, 2015	By:	/s/ Joachim Fleing
Joachim Fleing Director and Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joachim Fleing, jointly and severally, as his or her attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this registration statement on Form S-1, including, without limitation, any post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Thomas Striepe	Director, President, Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2015
Thomas Striepe

/s/ Joachim Fleing	Director, and Chief Financial Officer (Principal Financial and Accounting Officer)	June 25, 2015
Joachim Fleing